EXHIBIT 10.1

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Research Collaboration and License Agreement

This Research Collaboration and License Agreement (this “Agreement”), effective as of July 13, 2015 (the “Effective Date”), is entered into by and between Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”), and INBRX 110 LP, a Delaware limited partnership (“INBRX”). FivePrime and INBRX are each referred to individually as a “Party” and collectively as the “Parties.”

Background

A.FivePrime is a biotechnology company focused on the discovery and development of innovative protein and antibody drugs.

B.INBRX is a biotechnology company that has developed certain antibodies directed to glucocorticoid-induced tumor necrosis factor receptor (GITR), and owns or controls certain tangible and intellectual property related to such antibodies; and

C.The Parties wish for FivePrime to obtain certain rights and licenses to such tangible and intellectual property to use such antibodies in order to develop, manufacture and commercialize pharmaceutical products pursuant to the terms and conditions set forth herein.

In consideration of the foregoing premises and the covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

1.1“Affiliate” means, with respect to a Party, any Entity that controls, is controlled by, or is under common control with that Party.  For the purpose of this definition, “control” means direct or indirect ownership of more than 50% of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than 50% of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other similar arrangement whereby such Entity controls or has the right to control the board of directors or equivalent governing body of such Entity, or the ability to cause the direction of the management or policies of such Entity.

1.2“Agreement” is defined in the preamble of this Agreement.

1.3“Alleged Infringer” is defined in Section 9.3.1.

1.4 “Arbitration” is defined in Section 13.6.1.

1.5“Back-up Product” is defined in Section 7.2.6(b).

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1.6“Biosimilar” means, in a particular country with respect to a Licensed Therapeutic Product, any product that: (a) has received all necessary approvals by applicable Regulatory Authorities in such country to market or sell such product as a pharmaceutical product; (b) is marketed or sold by a Third Party that has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of FivePrime or any of its Affiliates, licensees or sublicensees with respect to such product; and (c) is approved as a (i) “biosimilar” (in the United States) of such Licensed Therapeutic Product, (ii) as a “similar biological medicinal product” (in the EU) with respect to which such Licensed Therapeutic Product is the “reference product” or (iii) if not the US or EU, as a foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Licensed Therapeutic Product; in each case for use in such country pursuant to an expedited regulatory approval process governing approval of generic biologics based on then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under non-U.S. law) and where such regulatory approval was based in significant part upon clinical data generated by or on behalf of FivePrime or its Affiliates or sublicensee, with respect to such Licensed Therapeutic Product.

1.7“BLA” means a Biological License Application (as defined by the FDA) or its foreign equivalent (or any successor application having substantially the same function).

1.8“Breakthrough Designation” means designation by the FDA as a breakthrough therapy pursuant to 21 U.S.C. section 356 (or its successor).

1.9“Breakthrough Status” means, with respect to a Licensed Therapeutic Product, that such Licensed Therapeutic Product has obtained a Breakthrough Designation in the United States in any indication within the Therapeutic Field.

1.10“Business Day” means any day other than a Saturday, a Sunday or any day on which banks in the State of New York are permitted or required to close by Law.

1.11“Clinical Trial” means any of a Phase 1 Trial, Phase 2 Trial or Phase 3 Trial, or any combination thereof.

1.12“Collaboration Know-How” of a Party means all Know-How that is first conceived or otherwise first created by or on behalf of such Party in the performance of the R&D Program during the Research Term.

1.13“Collaboration Patents” means any and all Patents that claim an Invention first conceived by or on behalf of either Party or both Parties (i) in the performance of the R&D Program during the Research Term or (ii) based upon the results of the R&D Program.

1.14“Combination Product” means a product that: (i) as applicable to a Licensed

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Therapeutic Product, contains at least one Compound or Licensed Product and at least one additional therapeutically active product that is not a Compound or Licensed Therapeutic Product; and (ii) as applicable to a Licensed Diagnostic Product, contains at least one Compound or Licensed Diagnostic Product and at least one additional product essential for the function of the Licensed Diagnostic Product and that is not a standardized reagent (e.g., buffers) or means of sample collection (e.g., blood collection tube); in either case whether co-formulated or  sold together with a Licensed Product in a single package or as a unit and at a single price.

1.15“Commercially Reasonable Efforts” means: (i) where applied to carrying out specific obligations under the Research Plan, including an approved Additional Support Plan, the exercise of such efforts and commitment of such resources, consistent with the exercise of prudent scientific and business judgment, as such Party would apply to other research and development programs for pharmaceutical products it owns or controls; and (ii) where applied to the development or commercialization of a Licensed Therapeutic Product, the efforts and resources that a similarly situated Entity would apply to an active and continuing program of development or commercialization of a pharmaceutical product; in each case, of a market potential similar to the market potential of such Licensed Therapeutic Product, at a similar stage of its product life, taking into account the competitiveness of the marketplace, the proprietary position of such Licensed Therapeutic Product, the regulatory status involved, the pricing and launching strategy and the relative safety and efficacy of such Licensed Therapeutic Product.

1.16“Common Stock” means the common stock of FivePrime.

1.17“Compound” means the following: (A) each antibody, antibody-like protein or other protein therapeutic that specifically binds to and modulates glucocorticoid-induced tumor necrosis factor receptor (GITR) that is Controlled by INBRX as of the Effective Date or during the Term, and (B) any modification, derivative, fragment or variant of any such antibody antibody-like protein or other protein therapeutic that specifically binds to and modulates glucocorticoid-induced tumor necrosis factor receptor (GITR) and is Controlled by INBRX as of the Effective Date or during the Term; in each case ((A) and (B)) that is not a Multi-Specific Compound.

1.18“Confidential Information” is defined in Section 8.1.

1.19“Contractor” is defined in Section 3.6.

1.20“Controlled” means with respect to any Know-How, Patent, Material, Compound, Multi-Specific Compound or other tangible or intangible intellectual property, the possession of (whether by ownership or license, other than licenses granted pursuant to this Agreement) or the ability of a Party or its Affiliates to grant to the other Party access to, ownership of, or a license

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or sublicense under, such Know-How, Patent, Material, Compound, Multi-Specific Compound or other intellectual property, in each case as provided under this Agreement, without violating the terms of any agreement or other arrangement with any Third Party.

1.21“Cumulative Net Sales” means, with respect to a Licensed Therapeutic Product, the cumulative aggregate of all Net Sales in all countries in the Territory since the First Commercial Sale of such Licensed Therapeutic Product in any country in the Territory.

1.22“Derivative” means, in relation to a particular Multi-Specific Compound, any modification, derivative, fragment or variant of such Multi-Specific Compound that specifically binds to and modulates the same combination of antigens as such Multi-Specific Compound.

1.23“Diagnostic Field” means the use for the identification, diagnosis, screening or monitoring of any disease, disorder or condition in humans.  For clarity, the Diagnostic Field shall exclude the Therapeutic Field.

1.24“Disclosing Party” is defined in Section 8.1.

1.25“Dollar” “dollar” or “$” means the legal tender of the United States.

1.26“Effective Date” is defined in the preamble of this Agreement.

1.27“EMA” means the European Medicines Agency, or any successor thereof performing substantially the same functions.

1.28“Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.29“EU” means the European Union, as its membership may be altered from time to time, any successor thereto and any country included therein.

1.30“Excluded Claim” is defined in Section 13.6.8.

1.31“FDA” means the United States Food and Drug Administration, or any successor entity thereof performing substantially the same functions.

1.32“Field of Use” means the Therapeutic Field or the Diagnostic Field, as the case may be.

1.33“First Commercial Sale” means, with respect to a particular Licensed Product in a

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particular country, the first sale of such Licensed Product in such country following the receipt of a Marketing Authorization.

1.34“FivePrime” is defined in the preamble of this Agreement.

1.35“FivePrime Collaboration Know-How” means Collaboration Know-How that is conceived or created solely by FivePrime and its Affiliates and/or their respective employees, contractors and consultants.

1.36“FivePrime Collaboration Patent” means a Collaboration Patent that claims an Invention that is conceived solely by FivePrime and its Affiliates and/or their respective employees, contractors and consultants.

1.37“FivePrime Indemnitee” is defined in Section 12.1.

1.38“FivePrime Losses” is defined in Section 12.1.

1.39“FTE” means the equivalent of the work of one appropriately qualified individual working on a full-time basis in performing work in support of the R&D Program for a 12-month period (measured in accordance with the INBRX’s standard time allocation process). For clarity, one FTE’s work may be carried out by one or more employees, contractors or consultants of INBRX.

1.40“IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto.  References herein to IND include, to the extent applicable, any comparable filing(s) outside of the U.S. (such as a clinical trial application (CTA) in the European Union).

1.41“Infringement Action” is defined in Section 9.3.2.

1.42“INBRX” is defined in the preamble of this Agreement.

1.43“INBRX Collaboration Know-How” means Collaboration Know-How that is conceived or created solely by INBRX and its Affiliates and/or their respective employees, contractors and consultants.

1.44“INBRX Collaboration Patent” means a Collaboration Patent that claims an Invention that is conceived solely by INBRX and its Affiliates and/or their respective employees, contractors and consultants.

1.45“INBRX GITR Patent” means an INBRX Patent having claimed subject matter

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limited to only (i) Compounds, Licensed Products and/or Licensed Diagnostics; or (ii) methods of making or using Compounds, Licensed Products and/or Licensed Diagnostics.

1.46“INBRX Indemnitee” is defined in Section 12.2.

1.47“INBRX Know-How” means all Know-How that is (i) Controlled by INBRX as of the Effective Date or during the Term and (ii) necessary for FivePrime to make, have made, distribute, use, sell, offer for sale, export or import Compounds and/or Licensed Products in accordance with the Licenses granted to FivePrime under this Agreement.

1.48“INBRX Losses” is defined in Section 12.2.

1.49“INBRX Patents” means each Patent that is (i) Controlled by INBRX as of the Effective Date or during the Term and (ii) necessary for FivePrime to make, have made, distribute, use, sell, offer for sale, export or import Compounds and/or Licensed Products in accordance with the Licenses granted to FivePrime under this Agreement.  As of the Effective Date, the INBRX Patents consist of the Patents set forth on Exhibit B.

1.50“INBRX Platform Patents” means each INBRX Patent that is not an INBRX GITR Patent.

1.51“Initiation” is defined in Section 7.2.3.

1.52“Invention” means any invention, industrial design, utility model, discovery, technical idea, process, formulation, method, composition of matter, article of manufacture, discovery, or finding (whether patentable or not).

1.53“JAMS Rules” is defined in Section 13.6.1.

1.54“Joint Collaboration Know-How” means Collaboration Know-How that is conceived or created jointly by the Parties or their respective Affiliates or their employees, contractors or consultants (i.e., by at least one employee, contractor or consultant of INBRX or its Affiliates, and at least one employee, contractor or consultant of FivePrime or its Affiliates.).

1.55“Joint Collaboration Patent” means a Collaboration Patent that claims an Invention that is conceived jointly by the Parties or their respective employees, contractors or consultants (i.e. by at least one employee, contractor or consultant of INBRX and at least one employee, contractor or consultant of FivePrime.)

1.56“JRC” is defined in Section 2.2.

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1.57“Know-How” means any tangible and intangible information, data, results (including pharmacological, research and development data, reports and batch records), and materials, discoveries, improvements, Inventions, compositions of matter, cell lines, assays, sequences, processes, methods, knowledge, protocols, formulas, utility, formulations, inventions (whether patentable or not), strategy, know-how and trade secrets, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, in each case that either Party has treated as confidential or proprietary information and that is not generally known by the public, but excluding any of the foregoing to the extent claimed in any Patents.

1.58“Law” means any federal, state, local, foreign or multinational law, statute, ordinance, code, rule, regulation, or order of any government authority in the Territory, or any similar provision having the force or effect of law.

1.59“License” is defined in Section 5.1.1.

1.60“Licensed IP” means the INBRX Patents and INBRX Know-How, including INBRX’s right, title and interest to the Joint Collaboration Know-How, the Joint Collaboration Patents, the INBRX Collaboration Know-How and the INBRX Collaboration Patents.

1.61“Licensed Diagnostic Product” means any product in any form, presentation or formulation that contains a Compound, which product is used to identify, diagnose, screen or monitor patients with or a predisposition to a human disease or condition or to characterize a human disease or condition, including for use to: (a) identify patients having a particular disease or particular molecular genotype or phenotype having a predisposition to a particular disease; (b) define the prognosis or monitor the progress of any disease or condition in a patient; (c) select between two (2) or more therapeutic or prophylactic regimens; or (d) confirm a pharmaceutical product’s biological activity or to optimize dosing or scheduling.  For clarity, Licensed Diagnostic Products exclude Licensed Therapeutic Products.

1.62“Licensed Multi-Specific Compound” is defined in Section 4.2.

1.63“Licensed Multi-Specific Product” is defined in Section 4.2.

1.64“Licensed Product” means a Licensed Therapeutic Product or Licensed Diagnostic Product.

1.65“Licensed Therapeutic Product” means any therapeutic product in any form, presentation, formulation or dosage that (i) contains a Compound or (ii) is a Licensed Multi-Specific Product.

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1.66“Marketing Authorizations” means all approvals necessary from the relevant Regulatory Authority to permit a Party or its sublicense(s) to market and sell a Compound or Licensed Product in a particular country, including, if and as applicable, approval of an NDA or BLA for a Licensed Therapeutic Product.

1.67“Materials” means any proprietary compounds, animals, biological materials, research tools, or other tangible materials that are Controlled by a Party or its Affiliates and that are used in connection with the performance of the Research Plan under this Agreement.

1.68“Multi-Specific Compound” means any antibody, antibody-like protein or other protein therapeutic Controlled by INBRX as of the Effective Date or during the Term that specifically binds to and modulates both (a) glucocorticoid-induced tumor necrosis factor receptor (GITR) and (b) another antigen.

1.69“NDA” means a New Drug Application or similar application or submission in any country for approval to market a Licensed Therapeutic Product.

1.70“Net Sales” means the gross amount invoiced by FivePrime or its Affiliates or any of their sublicensees for sales or other commercial disposition of a Licensed Product (in final form for end use) to a Third Party purchaser in a bona fide, arms-length transaction, less the following deductions to the extent directly applicable to such sales and as deducted from revenue in accordance with FivePrime’s accounting policies consistently applied:

(i)	reasonable and customary rebates, quantity, trade and cash discounts to customers actually allowed and properly taken;
(ii)

governmental and other rebates, chargebacks or administrative fees (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof) or to national, federal, state, provincial, local and other governments, their respective agencies, purchasers and reimbursers or to trade customers actually allowed and properly taken;

(iii)	retroactive price reductions, credits or allowances actually granted upon rejections, destruction or returns of such Licensed Product, including for recalls or damaged goods;
(iv)	reasonable freight, postage, shipping and insurance charges actually allowed or paid for delivery of such Licensed Product, to the extent included in the gross sales price;

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(v)	sales taxes, excise taxes, use taxes, import/export duties or other governmental charges actually due or incurred with respect to such sales, including value-added taxes, to the extent applicable; and
(vi)

amounts actually written off as uncollectible to the extent consistent with FivePrime’s, its Affiliate’s or sublicensee’s reasonable business practices for its other products (such amounts shall be added back to the Net Sales if and when actually collected).

Any of the above deductions shall be permitted if incurred in the ordinary course of business in type and amount consistent with good industry practice and determined in accordance with generally accepted accounting principles on a basis consistent with FivePrime’s audited consolidated financial statements.

Any Licensed Product *** shall not be included in Net Sales, provided that ***.  Net Sales will not include transfers among FivePrime, its Affiliates, or sublicensees unless the recipient is the end purchaser.

If a Licensed Product is sold as part of a Combination Product, the Net Sales of such Licensed Product for the purpose of calculating royalties owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, FivePrime shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where (x) A is the average gross invoiced amount by FivePrime or its Affiliates or any of their sublicensees in the applicable Quarter in the applicable country of such Licensed Product sold separately, if sold separately, in the same formulation and dosage, and (y) B is (a) if there are multiple therapeutically active products (in the case of a Licensed Therapeutic Product) or other non-therapeutic products (in the case of a Licensed Diagnostic Product) in the Combination Product, the sum  of the average gross invoiced amounts in the applicable Quarter in the applicable country of each other therapeutically active product (in the case of a Licensed Therapeutic Product) or other non-therapeutic product (in the case of a Licensed Diagnostic Product)  in the Combination Product sold separately, if sold separately or (b), if there is a single active product (in the case of a Licensed Therapeutic Product) or other non-therapeutic product (in the case of a Licensed Diagnostic Product) in the Combination Product, the average gross invoiced amount in the applicable Quarter in the applicable country of such other therapeutically active product (in the case of a Licensed Therapeutic Product) or other non-therapeutic product (in the case of a Licensed Diagnostic Product) in the Combination Product sold separately, if sold separately, in each case, in the same formulation, dosage or unit quantity.  If any therapeutically active product (in the case of a Licensed Therapeutic Product) or other non-therapeutic product (in the case of a Licensed Diagnostic Product) in the Combination Product is not sold separately in the relevant formulation, dosage or unit quantity in the relevant

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Quarter, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the average gross invoiced amount in the applicable Quarter in the applicable country of such Licensed Product sold separately in the same formulation and dosage and C is the average gross invoiced amount in the applicable Quarter in the applicable country of such Combination Product.  If neither the Licensed Product nor any other therapeutically active product (in the case of a Licensed Therapeutic Product) or other non-therapeutic product (in the case of a Licensed Diagnostic Product) in the Combination Product is sold separately in the applicable Quarter in the relevant formulation, dosage or unit quantity, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in the Combination Product to the total fair market value of such Combination Product.

In the event that the average gross invoiced amount is not publicly available for any active therapeutic product (in the case of a Licensed Therapeutic Product) or other non-therapeutic product (in the case of a Licensed Diagnostic Product) contained in such Combination Product that is not sold or commercially distributed by FivePrime, the Parties shall use the average gross selling price for such Combination Product or such active therapeutic product or other non-therapeutic product in lieu of the average gross invoiced amount for purposes of calculating the Net Sales of the Licensed Product contained in such Combination Product.  The average gross selling price for therapeutically active product(s) or other non-therapeutic product(s) contained in the Combination Product during a relevant Quarter shall be calculated by dividing the gross sales of such product(s) during such Quarter by the number units of such product(s) sold, as published by IMS or another independent source agreed upon by the Parties.  If information necessary to make the above calculation is not available, the adjustment to Net Sales shall be determined by the Parties in good faith.

In the case of any sale or other disposal of any Licensed Product other than an invoiced sale in an arm’s length transaction exclusively for money, Net Sales shall be calculated as above on the fair market value of the Licensed Product.

1.71“Party” or “Parties” is defined in the preamble of this Agreement.

1.72“Patent” means (a) an issued patent or pending patent application and any patent issuing therefrom, including any certificate of invention, application for certificate of invention, utility model, or application for utility model, provisional, converted provisional, non-provisional, divisional, continuation, continuation-in-part, and continued prosecution application; and (b) any substitution, reissue, reexamination, renewal, confirmation, revalidation,  extension and supplementary protection certificate with respect to any of the foregoing.

1.73“Person” means any individual, unincorporated organization or association,

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governmental authority or agency, Entity or other entity not specifically listed herein.

1.74“Phase 1 Trial” means a human clinical trial of a Licensed Therapeutic Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a), or its foreign equivalent.

1.75“Phase 2 Trial” means a human clinical trial of a Licensed Therapeutic Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(b).  For clarity, a trial called a Phase 1/2 or Phase 1b/2 trial shall be considered a Phase 2 trial if it satisfies the requirements of 21 C.F.R. § 312.21(b).

1.76“Phase 3 Trial” means a human clinical trial of a Licensed Therapeutic Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(c).  For clarity, a trial called a Phase 2/3 trial shall be considered a Phase 3 trial if it satisfies the requirements of 21 C.F.R. § 312.21(c).

1.77“Pre-MCB Support” is defined in Section 3.1.2.

1.78“Product Infringement” is defined in Section 9.3.1.

1.79“Project Leader” is defined in Section 2.1.

1.80“Prosecution” means, with respect to a Patent, preparing, filing, prosecuting and maintaining such Patent, including any interference and opposition proceedings, reissue, post-grant reviews, inter partes review, re-examination and applications for patent term extensions, and all appeals or petitions to any agency, board or court related to any of the foregoing. When used as a verb, “Prosecute” means to engage in Prosecution.

1.81“Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.82“Receiving Party” is defined in Section 8.1.

1.83“Regulatory Approval” means, with respect to a Licensed Product in any country or jurisdiction, the approvals by the applicable Regulatory Authority in such country or jurisdiction (other than pricing approvals) necessary for the commercialization of such Licensed Product.

1.84“Regulatory Authority” means any applicable governmental regulatory authority involved in granting approvals for the marketing and sale of a Licensed Product, including the FDA and the EMA.

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1.85“Research Plan” means the research plan attached to this Agreement as Exhibit A, as such plan may be amended by the Parties from time to time in accordance with Section 3.1.1.

1.86 “Research Term” means the duration of the R&D Program as defined in the Research Plan, as may be extended pursuant to Section 3.1.3.

1.87“Restricted Antigen” means the antigens listed in Exhibit C of this Agreement.

1.88“Royalty Term” is defined in Section 7.3.2.

1.89“R&D Program” is defined in Section 3.1.1.

1.90 “Term” is defined in Section 11.1.

1.91“Territory” means worldwide.

1.92“Therapeutic Field” means the treatment, palliation or control of any disease, disorder or condition in humans.

1.93“Third Party” means any Person other than FivePrime, INBRX and their respective Affiliates.

1.94“Tumor Type” is defined in Section 7.2.3.

1.95“U.S.” or “United States” means the United States of America and all of its territories and possessions.

1.96“Valid Claim” means, with respect to any country: (a) a claim in an issued INBRX Patent that has not: (i) expired or been canceled; (ii) been irretrievably abandoned, revoked, declared invalid or unenforceable by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction in such country; or (iii) been admitted by INBRX to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a claim under any application for an INBRX Patent that has been pending in a country for *** or less from the first to occur of (i) the date that such application enters into a national phase in such country, or (ii) the date of the first direct filing of such application in such country and, in any case, which has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.

1.97“Year” means a successive period of 12 calendar months commencing on January 1 and ending on December 31.

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2.Governance.

2.1Project Leaders. The Parties shall each appoint a project leader (each, a “Project Leader”) who is responsible for coordinating the day-to-day performance of the Research Plan under the oversight of the JRC.  Each Party's Project Leader shall be a member of such Party’s internal project team that is responsible for the day-to-day performance of the Research Plan.  The Project Leaders shall make decisions on day-to-day operational matters in accordance with the Research Plan and otherwise coordinate the conduct of activities related to the Research Plan.  The Project Leaders shall serve as the main points of contact through which the Parties will routinely share operational information regarding performance of the Research Plan, all in accordance with the terms of this Agreement.  The Project Leaders will communicate monthly, or otherwise as frequently as reasonably requested by either Party, by video or audio teleconference.

2.2Joint Research Committee.  The Parties shall establish a joint research committee to oversee the Research Plan activities during the Research Term (the “JRC”).

2.2.1.Composition of the JRC.  The JRC shall consist of at least *** representative from each Party, but not more than ***representatives of any Party.  Each Party shall designate its initial JRC representative(s) within *** after the Effective Date.  A Party may change one or more of its JRC representative(s) from time to time in its sole discretion, effective upon written notice (which notice a Party may provide by email in accordance with Section 13.4) to the other Party of such change.  A Party’s representative(s) to the JRC shall have appropriate technical credentials, experience and knowledge and ongoing familiarity with the Research Plan, and shall have supervisory responsibilities within such Party’s organization with respect to performance of the Research Plan.  The Parties’ respective Project Leaders will be responsible for managing the communications and meetings of the JRC.

2.2.2.JRC Meetings.  The JRC shall meet at least once every *** during the Research Term in accordance with a schedule agreed to by the Parties.  The JRC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment.  A reasonable number of additional representatives of a Party may attend meetings of the JRC in a non-voting capacity with the prior written consent of the other Party.  All representatives to the JRC shall be subject to confidentiality and nonuse restrictions substantively similar to those set forth herein. Each Party shall bear its own travel, lodging and telecommunication expenses related to participation in and attendance at such meetings by its JRC or additional representatives.

2.2.3.Scope of JRC Oversight.  Except as otherwise provided herein, the JRC shall:

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(a)provide oversight and coordinate the activities of the Parties under the Research Plan, including any approved Additional Support Plan;

(b)monitor the Research Plan for the R&D Program;

(c)review any proposed amendments to the Research Plan, subject to the final paragraph of this Section 2.2.3 and Section 3.1.1;

(d)review data generated in the course of the Research Plan by the Parties, including with respect to assay development and results of screening, and to consider and advise on any technical issues that arise in the course of the Research Plan;

(e)review written updates submitted to the JRC pursuant to Section 3.4;

(f)monitor the Parties’ progress under the Research Plan, including any approved Additional Support Plan; and

(g)perform such other obligations as are necessary for the conduct of the Research Plan, subject to Section 2.2.3, Section 2.3, and Section 3.1.1.

For clarity, the JRC shall not have any authority beyond the specific matters set forth in this Section 2.2.3, including not having the authority to: (i) obligate FivePrime to exercise the Option with respect to any Multi-Specific Compound under Section 4.2; (ii) amend this Agreement, waive any breach of either Party under this Agreement, or terminate this Agreement; (iii) make decisions or take any actions that are inconsistent with the terms of this Agreement; or (iv) amend the Research Plan.

2.3Decisions of the JRC.  Except as set forth in this Section 2.3, the JRC shall act with mutual consent of the Parties.  In the event of a disagreement regarding any matter within the JRC’s authority under Section 2.2.3(c), either Party may refer such matter to the *** of the Parties (or the designees of the respective ***), who shall discuss such matter in good faith.  If the *** or their designees, if applicable, are unable to resolve the matter within *** after the date of such referral, then either Party may elect to resolve such matter as a Dispute pursuant to Section 13.6.

2.4Oversight Period of JRC.  The activities to be performed by the JRC shall solely relate to governance under this Agreement and shall not involve the delivery of services.  The JRC shall exist until the expiration of the Research Term.

3.R&D Program.

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3.1Overview.

3.1.1.R&D Program.   INBRX shall carry out a research and development program in accordance with the Research Plan, including any approved Additional Support Plan, to create and characterize Compounds (the “R&D Program”).  The Research Plan in effect as of the Effective Date is attached hereto as Exhibit A.  Any amendment or update to the Research Plan, whether proposed by the by the JRC pursuant to Section 2.2.3 or otherwise, shall require the agreement of the Parties to be effective.  For clarity, the JRC is not authorized to approve any amendment to the Research Plan.

3.1.2.Goals and Responsibilities.  The R&D Program, as set forth in the Research Plan, includes certain research and early preclinical development studies and work on Compounds through the delivery of the final research cell bank, including lead candidate maturation, selection and characterization, cell line development, non-GLP toxicology testing in cynomolgus monkeys and pharmacokinetic (PK) testing (collectively, the “Pre-MCB Support”), in each case as described in more detail in Exhibit A.  If FivePrime wishes INBRX to perform research and preclinical development support under the Research Plan beyond the Pre-MCB Support  (“Additional Support”), then the Parties will work in good faith through the JRC to agree on a written description of such Additional Support, including a detailed scope of work, timeline and budget (each such description, an “Additional Support Plan”).  Each Additional Support Plan shall require the written agreement of the Parties to become effective, upon which agreement such Additional Support Plan shall become part of the Research Plan.

3.1.3.Research Term.  The R&D Program shall start upon the Effective Date and be carried out until INBRX produces a final research cell bank and delivers to FivePrime the material and information described in more detail in the Research Plan (such period, the “Research Term”).  INBRX shall not be obligated to continue to conduct the R&D Program beyond the expiration of the Research Term or beyond the requirements of Section 3.3 unless otherwise agreed in writing by the Parties.

3.1.4.Annual Progress Reports.  Within *** after each anniversary of the Effective Date, FivePrime shall provide INBRX with a report summarizing its research, development and commercialization activities during such Year with respect to Licensed Products, which report may be presented in written form or orally in person or through a video or telephone conference between the Parties.  Upon request from INBRX, FivePrime shall provide such additional information and documentation as reasonably necessary for INBRX to verify FivePrime’s satisfaction of the diligence obligation set forth in Section 6.1.

3.2INBRX Staffing and Costs.  During the Research Term, INBRX shall, consistent with Section 3.3, determine and maintain appropriate INBRX staffing levels as are necessary to

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timely perform its activities and obligations under the Research Plan.  INBRX shall be fully responsible for its research efforts and shall ***.  For Additional Support provided by INBRX, FivePrime shall pay INBRX the following amounts: (i) $*** per FTE (prorated for any partial FTE); plus (ii) the *** incurred by INBRX in obtaining any material or services that were reasonably incurred by or on behalf of INBRX for such Additional Support (such amounts, collectively, the “Additional Support Payments”); provided, that FivePrime shall have no obligation, absent its prior approval, to pay any Additional Support Payment amounts that exceed, by ***, the budget contained in the applicable Additional Support Plan for such activity.  INBRX shall deliver to FivePrime a reasonably detailed invoice within *** after the end of each Quarter that includes all Additional Support Payment amounts that arose during such Quarter, together with reasonable documentation for all amounts that INBRX paid to third parties.  FivePrime shall pay all undisputed Additional Support Payments within *** after the delivery of such invoice to FivePrime.

3.3Efforts of INBRX.  INBRX shall use Commercially Reasonable Efforts to conduct, in accordance with the terms of this Agreement, the work described in the Research Plan.

3.4Reports to JRC.  During the Research Term, INBRX shall, prior to or at each JRC Meeting, provide the JRC with a written update summarizing the status of activities under the Research Plan, including any approved Additional Support Plan, and results thereof.

3.5Records; Sharing of Data.

3.5.1.Records.  INBRX shall maintain complete and accurate records of all work conducted pursuant to the R&D Program and all results, data (including QC/QA review) and developments therefrom.  Such records shall be in sufficient detail and in good scientific manner appropriate for accounting, patent and regulatory filing purposes (i.e., IND, annual reports, BLAs, etc.).

3.5.2.Sharing of Data and Results.  INBRX shall, as reasonably requested by FivePrime, share the results of the research performed under the Research Plan and the Additional Support Plan, if applicable, with FivePrime in a timely manner.  In addition, INBRX shall promptly notify FivePrime of any delays in timelines or deliverables that occur under the Research Plan, including any approved Additional Support Plan.

3.6Third Party Contractors.  INBRX may, at its own expense, engage and utilize the service of Third Party contractors (each, a “Contractor”) in connection with the performance of its obligations under the Research Plan and the Additional Support Plan, if applicable; provided that (i) no such Contractor is under investigation by the FDA or any other government

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agency or body for debarment and is not presently and has not in the last five years been debarred pursuant to 21 U.S.C. §335a, (ii) each such Contractor enters into an agreement with INBRX, with obligations of confidentiality and non-use substantively similar to those in this Agreement, and (iii) each such engagement and utilization is otherwise consistent with the terms of this Agreement.

3.7Materials.

3.7.1.Ownership.  The Parties acknowledge and agree that any Materials of INBRX that INBRX uses in connection with the performance of the Research Plan, together with all progeny and derivatives thereof, except as otherwise expressly provided under this Agreement, are and shall remain the property of INBRX.

3.7.2.Transfer of Know-How and Materials.

(a)INBRX shall use commercially reasonable efforts to transfer to FivePrime the key deliverables and other Materials identified in the Research Plan, in accordance with the Research Plan or on timing otherwise coordinated by the JRC.  In addition, FivePrime may, from time to time, through the JRC, reasonably request that INBRX provide FivePrime with reasonable, sample quantities of other available Materials reasonably necessary for evaluating progress under the Research Plan, and INBRX shall use commercially reasonable efforts to transfer such reasonable quantities of available Materials (at FivePrime’s expense) promptly following such request (or on timing otherwise coordinated by the JRC).  FivePrime shall use the key deliverables and other Materials provided under this Agreement consistent with the Licenses granted to FivePrime under this Agreement.  All Materials supplied by INBRX, and any progeny or derivatives thereof that are generated by or on behalf of FivePrime, are and shall remain the sole and exclusive property of INBRX, except as otherwise expressly provided under this Agreement.

(b)During the Research Term, INBRX shall, through the JRC, provide FivePrime with all INBRX Know-How, other than Materials which shall be provided as above, reasonably necessary for FivePrime to perform its obligations under this Agreement or exercise its rights under the License.  Following the Research Term, INBRX shall, upon the reasonable request of FivePrime, provide FivePrime with all INBRX Know-How, other than Materials which shall be provided as above, reasonably necessary for FivePrime to perform its obligations under this Agreement or exercise its rights under the License; provided that INBRX shall not be obligated to provide FivePrime with any Materials or other tangible materials, except to the extent expressly set forth in the Research Plan or this Agreement.

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3.7.3.Warranty Disclaimer Regarding Materials.  INBRX hereby represents that it Controls and has the rights and authority to provide the relevant Materials that INBRX supplies to FivePrime under this Agreement.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE MATERIALS SUPPLIED BY INBRX PURSUANT TO THIS SECTION 3 ARE OTHERWISE SUPPLIED IN “AS IS” CONDITION WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, EXCLUSIVITY, OR FITNESS FOR A PARTICULAR PURPOSE.  ANY MATERIAL DELIVERED PURSUANT TO THIS AGREEMENT IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES.  FIVEPRIME WILL HANDLE AND USE THE MATERIAL ACCORDINGLY.

3.7.4.Restrictive Covenants on Materials.   FivePrime shall:

(a)Use the Materials received from INBRX (i) solely for, and in compliance with, the Research Plan, and (ii) in compliance with the Licenses;

(b)Use the Materials received from INBRX in compliance with applicable Laws; and

(c)Not use the Materials received from INBRX in human subjects.

FivePrime further agrees that all of the foregoing restrictions shall also apply to all progeny or derivatives of Materials it receives from INBRX that are generated by or on behalf of FivePrime.

3.7.5.Allocation of Liability.  FivePrime assumes all liability for damages that may arise from its handling, use, storage or disposal of the Materials.  INBRX shall not be liable to FivePrime for any loss, claim or demand made by FivePrime, or made against INBRX by any Third Party, due to or arising from the handling, use, storage or disposal by FivePrime of the Materials, except to the extent caused by INBRX’s (i) breach of this Agreement, (ii) gross negligence or willful misconduct or (iii) failure to abide by any applicable Law or regulation.

3.7.6.Use of Materials after the Research Term.  Subject to Section 11.5.1(d), for so long as FivePrime retains a License to Materials and INBRX Know-How, FivePrime shall have the right to retain INHBRX Know-How and Materials, including the final research cell bank, for use in compliance with the Licenses.

4.Multi-Specific Compounds

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4.1Restrictions on Multi-Specific Compounds.  During the Term, INBRX shall not, either itself or through a Third Party, distribute, sell, or offer for sale any Multi-Specific Compound that specifically binds to and modulates any of the Restricted Antigens.

4.2Option to License Multi-Specific Compounds.  On a Multi-Specific Compound-by-Multi-Specific Compound basis, INBRX hereby grants FivePrime an exclusive option, exercisable as set forth below, to obtain a worldwide, exclusive, sublicensable license to make, have made, distribute, use, sell, offer for sale, export or import such Multi-Specific Compound and therapeutic products containing such Multi-Specific Compound and Derivatives thereof for use in the Field of Use (the “Option”).

With respect to each Multi-Specific Compound, INBRX shall provide FivePrime with written notice, in accordance with Section 13.4, promptly but in no event later than *** following: (a) *** GMP production campaign for such Multi-Specific Compound (the “GMP Initiation Notice”); and (b) if FivePrime has not exercised the Option for the Multi-Specific Compound based on a GMP Initiation Notice, prior to dosing the first patient in a Phase 2 Trial of a pharmaceutical product containing such Multi-Specific Compound (the “Phase 2 Notice”).

With respect to each Multi-Specific Compound, FivePrime may only exercise the Option as follows:

(a)by, within *** of receipt of a GMP Initiation Notice for such Multi-Specific Compound: (A) delivering written notice to INBRX of such exercise, and (B) paying INBRX a fee of $15,000,000; or

(b)by, within *** of receipt of a Phase 2 Notice for such Multi-Specific Compound (A) delivering written notice to INBRX of such exercise, and (B) paying INBRX a fee of $30,000,000.

Upon FivePrime’s exercise of an Option in accordance with the foregoing with respect to a Multi-Specific Compound, such Multi-Specific Compound shall be considered a “Licensed Multi-Specific Compound,” and each pharmaceutical product containing such Licensed Multi-Specific Compound or any Derivative thereof shall be considered a “Licensed Multi-Specific Product” and automatically be deemed a Licensed Therapeutic Product or Licensed Diagnostic Product, as applicable, for all purposes under this Agreement, including with respect to the license grants set forth in Section 5 and the payment obligations set forth in Section 7.

If FivePrime does not exercise an Option for a particular Multi-Specific Compound before the first patient is dosed in a Phase 2 Trial of a Multi-Specific Compound, provided that INBRX timely provided notice of such event pursuant to this Section 4.2, then INBRX shall retain all

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rights to such Multi-Specific Compound and shall be free to further develop and commercialize such Multi-Specific Compound either alone or with or through Third Parties without any further obligation to FivePrime under this Agreement.

5.License Grants.

5.1License Grant to FivePrime.

5.1.1.Exclusive License Grants.  Subject to the terms and conditions of this Agreement, INBRX hereby grants to FivePrime an exclusive, royalty-bearing (as set forth in Section 7) license, with the right to grant sublicenses in accordance with Section 5.1.2, under the Licensed IP to:

(a)make, have made, use, export and import, but not distribute, sell or offer for sale, Compounds and Licensed Multi-Specific Compounds in the Territory for the sole purpose of developing Licensed Diagnostic Products for use in the Diagnostic Field and Licensed Therapeutic Products for use in the Therapeutic Field;

(b)make, have made, distribute, use, sell, offer for sale, export or import Licensed Therapeutics Products in the Territory for use in the Therapeutic Field; and

(c)make, have made, distribute, use, sell, offer for sale, export or import Licensed Diagnostic Products in the Territory for use in the Diagnostic Field.

(each of (a), (b) and (c) above, a “License”).

The License granted in (b) and (c) above include the right to make, use, sell and offer for sale Licensed Diagnostic Products and Licensed Therapeutic Products as part of a Combination Product, but does not include the grant of any right by INBRX or its Affiliates to make, use, sell offer for sale, import or export any additional therapeutically active product or other non-therapeutic product or composition in such Combination Product that is not a Compound.

The License granted under Section 5.1.1 shall not preclude INBRX from researching, developing, making, using, importing and exporting a Multi-Specific Compound, including researching, developing, making, using, importing and exporting Compounds for such purpose, unless and until such Multi-Specific Compound is the subject of an Option timely exercised by FivePrime and becomes a Licensed Diagnostic Product and/or Licensed Therapeutic Product within the scope of the License.

5.1.2.Right to Sublicense.  FivePrime may grant sublicenses (including the

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right to grant further sublicenses) under the Licenses it receives under Section 5.1.1 to any of its Affiliates or any Third Party without the prior written consent of INBRX, provided that: (i) each sublicense is in writing and its terms are consistent with the terms and conditions of this Agreement; (ii) FivePrime shall be responsible to INBRX for the performance of its sublicensees; (iii) any act or omission by a sublicensee that would be a breach of this Agreement had it been performed (or not performed) by FivePrime shall be treated as a breach of this Agreement by FivePrime; and (iv) upon request, FivePrime will provide INBRX a copy of any such sublicense, at FivePrime’s option reasonably redacted, to permit INBRX to assess such sublicenses compliance with the terms and conditions of this Agreement.  FivePrime shall remain primarily responsible to INBRX for its obligations, including payment obligations pursuant to Section 7, under this Agreement.

5.2Limited License Grant-Back to INBRX.  Subject to the terms and conditions of this Agreement, FivePrime hereby grants INBRX a limited, royalty-free, worldwide non-exclusive research license, without the right to grant sublicenses (except to Contractors in accordance with Section 3.6), under the Licensed IP and under FivePrime’s interest in any Five Prime Collaboration Know-How and Five Prime Collaboration Patents solely to perform INBRX’s obligations under the Research Plan, including any approved Additional Support Plan, including the Pre-MCB Support and any Additional Support agreed upon in accordance with Section 3.1.2.

5.3No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license, intellectual property interest or other rights, by implication or otherwise, in any Know-How or under any Patents Controlled by the other Party or its Affiliates.

5.4Negative Covenants.

5.4.1.Covenants by FivePrime.  FivePrime hereby covenants that it shall not use or practice any Licensed IP for any purposes other than those purposes expressly permitted in Section 5.1 or as may otherwise expressly be permitted in this Agreement.

5.4.2.Covenants by INBRX.  During the Term, INBRX shall not grant, use, assign, transfer or convey to any Third Party any rights under the Licensed IP inconsistent with the Licenses or Option granted to FivePrime.

6.Development, Commercialization and Manufacturing of Licensed Products.

6.1Diligence.  FivePrime shall use Commercially Reasonable Efforts to (i) develop and seek Regulatory Approvals for Licensed Therapeutic Products, and (ii) commercialize such approved Licensed Therapeutic Products in the Territory.

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6.2Responsibilities of FivePrime.  As between the Parties, FivePrime shall, subject to the terms and conditions of this Agreement and INBRX’s rights set forth in the last paragraph of Section 5.1.1 and any other rights in Licensed IP not Licensed to FivePrime hereunder, have the sole right, at its expense to clinically develop and manufacture the Compounds and Licensed Products and commercialize and manufacture Licensed Products in the Territory.  Without limiting the foregoing, as between the Parties, FivePrime shall have the sole right at its cost and expense to conduct (a) all GMP manufacturing activities for clinical and commercial supply of Licensed Products, (b) all IND-enabling studies of Licensed Therapeutic Products, and (c) all clinical development and commercialization of Licensed Products.

7.Payments; Royalties and Reports.

7.1Upfront License Fee.  Within *** of the Effective Date, FivePrime shall pay INBRX a non-refundable, non-creditable payment in the amount of Ten Million Dollars ($10,000,000).

7.2Milestone Payments for Licensed Therapeutic Products.

7.2.1.General.  For each Licensed Therapeutic Product, FivePrime shall pay to INBRX, in accordance with this Section 7.2, the non-refundable, non-creditable milestone payments set forth in Section 7.2.3 and 7.2.4 upon the achievement of the corresponding milestone event by or on behalf of FivePrime, its Affiliates or any of their sublicensees.  All payments shall be made within *** following the milestone event.  For clarity, each milestone payment set forth in Section 7.2.3 and 7.2.4 shall be payable only once for each Licensed Product upon the first achievement of each relevant milestone with respect to such Licensed Product.

7.2.2.Form of Payment.  At FivePrime’s election, FivePrime may pay all or any portion of a milestone payment described in Section 7.2.3 in cash or in shares of Common Stock having at least an equivalent value based on the weighted-average closing price for the prior *** from the date of the milestone event.  Such shares of Common Stock will be issued pursuant to a Stock Purchase Agreement substantially in the form of Exhibit D hereto.  Any shares of Common Stock issued in consideration of the achievement of a milestone shall be registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), as provided in the Stock Purchase Agreement.  FivePrime shall notify INBRX, in accordance with Section 13.4, by the date that is *** after the date a relevant milestone occurs if FivePrime elects to pay any portion of such milestone payment in shares of Common Stock (the “Election Notice”); provided, that FivePrime is not permitted to pay any Commercial Milestone payment under Section 7.2.4 in shares of Common Stock without INBRX’s prior written consent, which consent shall be within INBRX’s sole discretion; provided further, that FivePrime is not

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permitted to pay any milestone payment in shares of Common Stock if it is not eligible to register such shares under Form S-3 pursuant to Rule 415 promulgated under the Securities Act; provided further, that if INBRX provides FivePrime written notice within *** after receiving an Election Notice that INBRX has a bona fide belief that, immediately following such payment in shares of Common Stock, INBRX would own greater than ***% of the number of shares of Common Stock that would be then-outstanding one Business Day after such payment (which number of shares FivePrime shall provide INBRX with each Election Notice), FivePrime shall pay such portion of such milestone payment in cash rather than in shares of Common Stock; provided further, that if FivePrime provides INBRX with an Election Notice, INBRX shall not, prior to issue of such shares,  enter into any short sale of any shares of Common Stock, as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended.

7.2.3.Event Milestones and Payment Amounts.  FivePrime shall, in connection with the first occurrence of each milestone event listed below with respect to each Licensed Therapeutic Product, pay INBRX the milestone payments listed below in accordance with this Section 7.2.  Each such payment shall be non-refundable and non-creditable.

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Event per Licensed Therapeutic Product	Milestone Payment
DEVELOPMENT
***	$***
***	$***
***	$***
***	$***
***	$***
***	$***
REGULATORY	Non-Breakthrough Status	Breakthrough Status in U.S.
***	***	$***
***	***	$***
***	$***	$***
***	$***
***	$***	$***
***	$***
***	$***	$***
***	$***

The term “Filing” as used in the table above means the acceptance of filing of the applicable application by the applicable Regulatory Authority.

The term “Initiation” as used in the table above with respect to a Clinical Trial means the dosing of the first patient enrolled in such Clinical Trial.

The term “Tumor Type” as used in the table above with respect to a Clinical Trial means a cancer of a particular cell type in a particular tissue (including blood) or an organ system , e.g., non-small cell lung cancer or B-cell lymphoma.

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The amount payable with respect to the achievement of certain of the milestones would be determined based on whether the Licensed Therapeutic Product has achieved Breakthrough Status in the United States.  No payment would be made for a milestone that is not achieved (except for skipped milestones pursuant to Section 7.2.6(a)).

7.2.4.Commercial Milestones.  For each Licensed Therapeutic Product, FivePrime shall pay to INBRX the following sales-based milestone payments.

Cumulative Net Sales Amount per Licensed Therapeutic Product	Non-Breakthrough Status	Breakthrough Status
$*** Cumulative Net Sales	$***	$***
$*** Cumulative Net Sales	$***	$***
$***Cumulative Net Sales	$***	$***

For clarity, the sales-based milestone payments set forth in the table above shall be calculated separately for each Licensed Therapeutic Product upon the first achievement of each sales milestone by such Licensed Therapeutic Product.

By way of example and not limitation, if the Cumulative Net Sales for a Licensed Therapeutic Product (under a non-Breakthrough Status) reaches $*** on January 1, 2020, then FivePrime would have the obligation to pay $*** to INBRX, and if the Cumulative Net Sales for such Licensed Therapeutic Product subsequently reached $*** on January 1, 2025, then FivePrime would have the obligation to pay $*** to INBRX.

7.2.5.Notice of Event Milestone Achievement.  FivePrime shall notify INBRX in writing within *** following the achievement of each milestone event set forth in Section 7.2.3 and Section 7.2.4, and FivePrime shall pay INBRX the corresponding milestone payment (i) for milestones under Section 7.2.3, within *** following the achievement of each such milestone event and (ii) for milestones under Section 7.2.4, within *** following the end of the Quarter during which such milestone is achieved.

7.2.6.Additional Milestone Event Matters.

(a)Skipped Milestone Events.  If any milestone payment triggering event in Section 7.2.3 is skipped for a particular Licensed Therapeutic Product, the milestone payment that would otherwise have been due for such skipped milestone payment triggering event shall be due and payable on the occurrence of the next to occur milestone payment triggering event for such Licensed Therapeutic Product.  For example,

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if FivePrime conducts a Phase 1 Trial for a Licensed Therapeutic Product, and then chooses not to conduct a Phase 2 Trial and instead begins a Phase 3 Trial for such Licensed Therapeutic Product, both milestone payments associated with the Initiation of a Phase 2 Trial for the Licensed Therapeutic Product and the Initiation of a Phase 3 Trial for the Licensed Therapeutic Product would be due at the Initiation of the Phase 3 Trial.

(b)Back-up Products.  If a milestone payment is paid with respect to the achievement of a milestone by a Licensed Therapeutic Product, the achievement of the same milestone by a Licensed Therapeutic Product that is a Back-up Product to the original Licensed Therapeutic Product would not obligate FivePrime to again pay such milestone payment.  For the purpose of the previous sentence, a “Back-up Product” means a Licensed Therapeutic Product that FivePrime substitutes for a Licensed Therapeutic Product that FivePrime abandons during development due to lack of production scalability, poor pharmacokinetics, lack of sufficient pharmacodynamic effects, insufficient efficacy, poor tolerability, safety concerns or toxicity.

(c)Different Dosage and Delivery Forms.  If a milestone payment is paid with respect to the achievement of a certain milestone by a Licensed Therapeutic Product, the achievement of the same milestone by a different dosage or delivery form of the same Licensed Therapeutic Product shall not obligate FivePrime to make payment on the same milestone with such different dosage or delivery form of the same Licensed Therapeutic Product.

7.3Royalties.

7.3.1.Royalties for Licensed Products.

(a)General.  FivePrime shall pay INBRX, on a Quarterly basis, royalties on Net Sales during such Quarter, calculated on a Licensed Product-by-Licensed Product and country-by-country basis, as set forth in this Section 7.3, during the applicable Royalty Term.

(b)Licensed Therapeutic Products.  Subject to applicable deductions in accordance with Section 7.3.3, FivePrime shall pay to INBRX a royalty on Net Sales during the Royalty Term of each Licensed Therapeutic Product equal to Net Sales of such Licensed Therapeutic Product multiplied by the applicable royalty rate below:

Net Sales of Licensed Therapeutic Products per Year	Royalty Rate
Aggregate worldwide annual Net Sales less than or equal to $***	***%

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Net Sales of Licensed Therapeutic Products per Year	Royalty Rate
Aggregate worldwide annual Net Sales greater than $***	***%

(c)Licensed Diagnostic Products.  FivePrime shall pay to INBRX a royalty on Net Sales during the Royalty Term of each Licensed Diagnostic Product equal to the Net Sales of such Licensed Diagnostic Product multiplied by ***.

7.3.2.Royalty Term.  FivePrime’s royalty payment obligation, on a Licensed Product-by-Licensed Product and country-by-country basis, shall commence upon the First Commercial Sale of such Licensed Product in such country, and shall expire upon the later of: (i) the date there is no longer any Valid Claim within the INBRX Patents that would, but for ownership of or a license under such INBRX Patents, be infringed by the making, using, selling, offering for sale, import or export of such Licensed Product in such country, and (ii) the date that is twelve (12) years after the First Commercial Sale of such Licensed Product in such country (such period, the “Royalty Term”).  After expiration of the Royalty Term, all licenses granted by INBRX to FivePrime under this Agreement would be deemed to be fully paid-up royalty-free licenses.

7.3.3.Royalty Reductions for Licensed Therapeutic Products.

(a)Required Licenses.  If, in FivePrime’s judgment in its good faith, reasonable discretion based on legal advice, one or more Patents owned or controlled by a Third Party that FivePrime reasonably believes are valid and enforceable (i) ***, and (ii) ***; and if FivePrime obtains a license to such Patents (any such licenses, “Required Licenses”), then, subject to Section 7.3.3(c), *** of royalty payments actually paid under such Required Licenses by FivePrime on sale of such Licensed Therapeutic Product in a country for a Quarter shall be creditable against the royalty payments due to INBRX by FivePrime with respect to the sale of such Licensed Therapeutic Products in such country.

(b)Generic/Biosimilar.  If, during the Royalty Term in a particular country, there are one or more products being sold in such country that are a Biosimilar with respect to a Licensed Therapeutic Product, then, subject to Section 7.3.3(c), the royalties payable under this Section 7.3 with respect to such Licensed Therapeutic Product in such country shall be reduced by ***.

(c)Royalty Floor.  Notwithstanding anything to the contrary in the foregoing provisions of this Section 7.3.3 or this Agreement, including as a result of

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either or both of the foregoing reductions, in no event shall the total amount of royalties owed with respect to a Licensed Therapeutic Product in a Quarter in a country equal less than *** of such Licensed Therapeutic Product in such Quarter in such country.

7.3.4.Reports; Payment of Royalty.  During the Term, and following the First Commercial Sale of any Licensed Product, FivePrime shall within *** after the end of each Quarter furnish to INBRX a written report for such Quarter showing, on a Licensed Product-by-Licensed Product basis, the gross sales of such Licensed Product(s) during such Quarter, all deductions and adjustments in the calculation of such Net Sales, and the Net Sales and royalties due during such Quarter.  FivePrime shall pay all royalties due under this Agreement with respect to a Quarter within *** after the end of such Quarter.

7.3.5.Payment Date.  If FivePrime fails to pay any undisputed Additional Support Payments, fees or any milestone payments, royalties or any other payments according to this Agreement in full on or before the due date, interest on such amount shall accrue from the due date at a rate of interest of ***% above the three months LIBOR (as published in the Wall Street Journal, Eastern U.S. Edition on the due date) until the date such payment is made.

7.3.6.Records.  FivePrime shall keep complete and accurate records for at least *** for each reporting period in which sales of Licensed Products occur, including records showing sales of Licensed Products and applicable deductions, in sufficient detail to enable the amounts payable hereunder (including royalties and milestones) and reports provided under Section 7.3.4 to be determined and verified.

7.3.7.Audits.

(a)Upon *** prior written request of INBRX and not more than *** in each Year, FivePrime shall permit an independent certified public accounting firm of nationally recognized standing selected by INBRX and reasonably acceptable to FivePrime to have access during normal business hours to such of the records of FivePrime as may be reasonably necessary to verify the accuracy of royalty reports hereunder for any year ending not more than *** prior to the date of such request; provided that if INBRX has timely commenced an audit with respect to any earlier time period and such audit shall be pending or its results disputed, INBRX shall have continued access to the records of such earlier time period.  The accounting firm shall disclose to INBRX and FivePrime in writing whether the royalty reports are correct or incorrect, the amount of any royalty discrepancy, as well as the calculation of the foregoing.

(b)If such accounting firm identifies an underpayment made by

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FivePrime during such period, FivePrime shall pay INBRX *** of the amount of such underpayment, plus applicable interest as set forth in Section 7.3.6, within *** of the date INBRX delivers to FivePrime such accounting firm’s written report so concluding, or as otherwise agreed upon in writing by the Parties.  INBRX shall pay the fees charged by such accounting firm; provided, however, if such audit uncovers an underpayment by FivePrime that exceeds *** of the total payment due for the period under audit, then FivePrime shall pay the fees of such accounting firm whether previously paid by INBRX or then due.  In the event that the accounting firm uncovers an overpayment by FivePrime, then FivePrime shall credit such overpayment against any royalty payments owing in the Quarter following the Quarter in which such audit was completed, and such future royalty payments to be adjusted accordingly on a carry-forward basis until such overpayment amount has been fully credited against future royalties owing to INBRX.

(c)FivePrime shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to FivePrime, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by INBRX’s independent accountant to the same extent required of FivePrime under this Agreement.

(d)INBRX shall treat all financial information subject to review under this Section 7.3.7 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement.  Prior to commencing any audits under this Section 7.3.7 FivePrime may require the independent accounting firm to enter into a confidentiality agreement with FivePrime or its Affiliates or sublicensees, as applicable, with obligations of confidentiality and non-use with respect to such information substantively similar to those in this Agreement.

7.4Payment Method and Exchange Rate.  FivePrime shall pay all amounts due hereunder in Dollars by wire transfer of immediately available funds to the bank account INBRX designates in writing from time to time.  In the case of any amounts payable or receivable in a foreign currency, the Parties shall apply the spot rate of exchange in effect on the last day of the Quarter prior to which such amounts becomes payable or receivable, as published by Reuters.

7.5Withholding Tax.  Neither Party shall treat their relationship under this Agreement as a pass through entity for tax purposes.  All payments made under this Agreement shall be free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes.  If applicable Law requires withholding of any taxes imposed upon INBRX on account of any royalties paid under this Agreement, FivePrime shall withhold such taxes, to the extent paid (and not refunded or reimbursed), as required by such Law from such remittable royalty and timely pay such withheld taxes to the proper tax authorities.  FivePrime shall

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promptly secure official receipts of payment of any withholding tax and send such receipts to INBRX as evidence of such payment.  FivePrime shall reasonably cooperate with INBRX in the event INBRX claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force.

8.Confidentiality and Publication.

8.1Confidential Information.  “Confidential Information” means any data, information or material disclosed by or on behalf of one Party (the “Disclosing Party”), whether in writing, visually, orally or in electronic or other medium, to the other Party or its designee (the “Receiving Party”) in connection with this Agreement.  Except with respect to disclosures expressly permitted herein, the terms of this Agreement shall be kept confidential by each Party.

8.2Nondisclosure Obligation.  Subject to Sections 8.3, 8.4, 8.5, and 8.6, unless the Disclosing Party provides prior written consent, the Receiving Party shall maintain in confidence all Confidential Information of the Disclosing Party, shall not disclose such Confidential Information to any Third Party and shall not use such Confidential Information for any purpose except to exercise such Party’s rights or fulfill its obligations under this Agreement.  The Receiving Party may disclose or otherwise provide access to the Disclosing Party’s Confidential Information to its and its Affiliates’ respective officers, directors, employees, agents, consultants, permitted (sub)licensees, and Contractors (“Agents”) as necessary in connection with the exercise of its rights or performance of its obligations under this Agreement; provided that such entities and individuals are subject to obligations of confidentiality and non-use substantively similar to those contained in this Agreement.  The Receiving Party shall be responsible for and liable under this Agreement with respect to any breach of its confidentiality and non-use obligations caused by its Agents.

8.3Exceptions.  Information shall not be deemed Confidential Information of a Disclosing Party to the extent that the Receiving Party can demonstrate with competent proof that such information:

8.3.1.was known by the Receiving Party at the time of its receipt, without any obligations of confidentiality or non-use, and not through a prior disclosure by the Disclosing Party;

8.3.2.was in the public domain before its receipt from the Disclosing Party, or thereafter entered the public domain through no fault of the Receiving Party or with the consent of the Disclosing Party;

8.3.3.was subsequently disclosed to the Receiving Party, without any

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obligations of confidentiality or non-use, by a Third Party whom the Receiving Party had a reasonable, good-faith belief had a right do so and who was not under an obligation of confidentiality with respect thereof to the Disclosing Party; or

8.3.4.was developed by the Receiving Party independently of Confidential Information of the Disclosing Party and without the aid, application or use of the Disclosing Party’s Confidential Information, and such independent development can be properly documented by the contemporaneous written records of the Receiving Party.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features were published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation were published or available to the general public or in the rightful possession of the Receiving Party.

8.4Permitted Disclosure.  Nothing in this Section 8 shall restrict the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent that such disclosure:

8.4.1.is made to governmental or other regulatory agencies in order to obtain patents addressed in this Agreement or to gain or maintain authorizations to conduct a clinical trials or to market Licensed Products, provided that such disclosure is limited to the extent reasonably necessary to obtain such patents or authorizations and the Receiving Party takes reasonable measures to obtain confidential treatment from regulatory agencies for such information;

8.4.2.is deemed necessary by the Receiving Party to be disclosed to attorneys, independent accountants, potential or actual acquirers, bona-fide potential or actual sublicensees, merger candidates or investors or venture capital firms, investment bankers or other financial institutions or investors, provided that, except with respect to the disclosure of pro forma financial projections, all such recipients agree to be bound by confidentiality and non-use obligations; or

8.4.3.is required to comply with applicable Law, valid order of a court of competent jurisdiction, or other judicial or administrative process of governmental authority or agency, provided that the Receiving Party shall (i) promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party, where possible, an opportunity to challenge, limit or receive confidential treatment for the required disclosure, (ii) upon request, reasonably cooperate with any efforts by the Disclosing Party to challenge, limit or receive confidential treatment for, the required disclosure, and (iii) only disclose the minimum

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Confidential Information of the Disclosing Party necessary to comply, as reasonably determined by the Receiving Party’s legal counsel.

INBRX acknowledges that FivePrime plans to (i) file a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission (the “SEC”) within four (4) Business Days of the full execution and delivery of this Agreement, which Current Report shall include a description of the terms and conditions of this Agreement, and (ii) attach this Agreement, redacted of competitively sensitive information, as permitted by the SEC, as an exhibit to either an amendment to the Current Report or the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 or September 30, 2015 that FivePrime will file with the SEC (such report the “Quarterly Report”). INBRX hereby consents to FivePrime’s filing of such Current Report and the attachment of this Agreement to an amendment to the Current Report or the Quarterly Report; provided that FivePrime allow INBRX at least *** to review the contents of such Current Report and a reasonable opportunity for INBRX to discuss with FivePrime any comments or proposed revisions it may have with respect to the information disclosed in such Current Report.

8.5Publicity.  Promptly following the Effective Date, the Parties will issue a joint public announcement of the execution of this Agreement in the form of the press release attached hereto as Exhibit E.  FivePrime shall have the right to publicly disclose information about the Licensed Products at its sole discretion, subject to FivePrime’s obligations set forth in Section 8.2 with respect to Confidential Information of INBRX.  Neither Party shall be obligated to obtain consent to re-issue or reiterate information previously specifically disclosed with the consent of the other Party. Notwithstanding the foregoing, INBRX shall have the right to disclose publicly: (a) the fact that it is engaged in a research collaboration with FivePrime under this Agreement; (b) the occurrence of any milestone event listed in Section 7.2.3 and the amount of the milestone payment for such milestone event under Section 7.2.3; (c) the occurrence of the First Commercial Sale of any Licensed Product; and (d) the amount of royalties received from FivePrime by INBRX under this Agreement.  For each such disclosure outlined in subsections (b) through (d) above, unless INBRX otherwise has the right to make such disclosure under this Section 8, INBRX shall provide FivePrime with a draft of such disclosure at least *** *** prior to its intended release for FivePrime’s review and comment, and INBRX shall consider in good faith the incorporation of any such comments from FivePrime.  If INBRX does not receive comments from FivePrime within *** after INBRX provides such draft to FivePrime, then INBRX shall have the right to make such disclosure without further delay.

8.6Publications.  FivePrime shall have the right to publish manuscripts, abstracts, presentations or other articles in scientific journals or at scientific conferences relating to any Licensed Product without obtaining the prior written consent of INBRX; provided, however, that (i) INBRX shall have the right to review and comment upon each such manuscript, abstract,

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presentation or other article in which an INBRX employee is also named as an author, that contains any Confidential Information of INBRX, INBRX Collaboration Know-How, Joint Collaboration Know-How or INBRX Know-How and FivePrime shall consider such comments in good faith, and (ii) INBRX shall be noted, including at INBRX’s discretion, the name and, if applicable, logo of INBRX, on each such publication.  In the event that either Party desires to make a publication pursuant to this Section 8.6, such Party shall provide a copy of the proposed publication (including abstracts, or presentation to a journal, editor, meeting, seminar or other third party) to the other Party for comment at least *** prior to submission of such proposed manuscript for publication; the object being to prevent either the endangerment of applications for the protection of property rights by premature publications detrimental to their novelty or the disclosure of Confidential Information.  If, during the *** specified above the non-publishing Party notifies the other Party that a proposed publication contains patentable subject matter which requires protection, the non-publishing Party may by written notice delay the publication for a period of time not to exceed *** from the date of such written notice to seek appropriate patent protection for any subject matter in such publication that it reasonably believes may be patentable.  The publishing Party shall delete from the proposed publication prior to submission all Confidential Information of the non-publishing Party that the non-publishing Party identifies in good faith and requests to be deleted.

8.7Survival.  Sections 8.1, 8.2, 8.3, and 8.4 shall survive the expiration or termination of this Agreement for a period of ***.

9.Intellectual Property.

9.1Ownership.

9.1.1.As between the Parties, subject to the License, INBRX will own all right, title and interest in and to the INBRX Collaboration Know-How and INBRX Collaboration Patents.

9.1.2.As between the Parties, subject to Section 5.2 and Section 11.5.1(b), FivePrime will own all right, title and interest in and to the FivePrime Collaboration Know-How and FivePrime Collaboration Patents.

9.1.3. Subject to the licenses granted by one Party to the other under this Agreement, each Party retains full ownership rights in and to such Joint Collaboration Know-How and Joint Collaboration Patents, for any field, and including the right to license and sublicense, and to freely exploit, transfer or encumber its ownership interest, without the consent of, or payment or accounting to, the other Party.  Subject to the terms of this Agreement, including Section 7, each Party hereby waives any right it may have under the laws of any

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jurisdiction to require such payment, accounting, or consent with respect to Joint Collaboration Know-How and Joint Collaboration Patents.

9.1.4.Any determination of inventorship with respect to any Collaboration Patent or Collaboration Know-How shall be determined in accordance with United States patent laws.

9.2Prosecution of Patents.

9.2.1.INBRX GITR Patents.  The Parties shall cooperate in the Prosecution, including decisions on the countries in which Prosecution should be conducted, of INBRX GITR Patents as set forth in this Section 9.2.1. The Parties shall Prosecute the INBRX GITR Patents through outside counsel jointly selected by the Parties.  The Parties shall instruct the outside counsel to (i) keep the Parties informed regarding the Prosecution; (ii) promptly furnish to each Party a copy of all documents and material correspondence with respect to such Prosecution, including copies of correspondence with any patent office, foreign associates and outside counsel; and (iii) act on the Parties’ instructions relating to such Prosecution and Maintenance.  Each Party shall cooperate with and assist the other Party in the Prosecution of any INBRX GITR Patent, including (a) consulting with the other Party after receiving any substantial action or development in the Prosecution of such Patent and (b) making its relevant scientists and scientific records reasonably available as necessary to Prosecute such Patent.  In addition, each Party shall sign and deliver, or use reasonable efforts to have signed and delivered, at no charge to the other Party, all documents necessary in connection with such Prosecution.  FivePrime shall be responsible for the *** for Prosecution of the INBRX GITR Patents, ***.  Subject to the foregoing sentence, each Party shall be responsible for any costs it incurs in performing activities related to the Prosecution of the INBRX GITR Patents.  With respect to Prosecution of INBRX GITR Patents, the Parties shall attempt to make decisions by reaching agreement. If the Parties cannot reach agreement regarding the Prosecution of an INBRX GITR Patent (a “Prosecution Disagreement”) within ***, such Prosecution Disagreement shall be referred to the Parties’ *** (or their designees) who shall attempt in good faith to resolve such Prosecution Disagreement over a period of ***.  If the *** (or their designees) cannot resolve such Prosecution Disagreement over such *** period, then, notwithstanding Section 13.6 or anything to the contrary in this Agreement, the final decision regarding such Prosecution Disagreement shall be made by FivePrime. Notwithstanding the time periods to resolve Prosecution Disagreements under this Section 9.2.1, if action is required regarding the Prosecution of an INBRX GITR Patent with respect to which a Prosecution Disagreement has arisen within shorter time periods than enumerated under this Section 9.2.1 in order to preserve rights in or the scope of or avoid any potential reduction in the amount of available patent term adjustment of any INBRX GITR Patent, FivePrime shall have final decision-making authority with respect to such Prosecution Disagreement within such shorter time period without referring the dispute to the Parties’ *** (or

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their designees); provided, however, if reasonably possible, FivePrime shall consult with INBRX prior to making any such final decision.  If FivePrime, pursuant to its final decision-making authority, elects to cease Prosecution of any INBRX GITR Patent (including with respect to any country), it shall promptly notify INBRX in writing of such decision (an “Abandonment Notice”) at least *** before the date any action or payment is required in order to prevent the abandonment of rights to such INBRX GITR Patent.  If any INBRX GITR Patent that is the subject of an Abandonment Notice is being Prosecuted in a country other than ***, then INBRX may, by written notice to FivePrime within *** after the date of such Abandonment Notice, elect to exclude such INBRX GITR Patent from the License under this Agreement unless FivePrime continues Prosecution of such INBRX GITR Patent within *** after such notice from INBRX.  If FivePrime ceases Prosecution of any INBRX GITR Patent, INBRX shall have the right, but not the obligation, at its sole discretion and expense, to Prosecute such INBRX GITR Patent.

9.2.2.INBRX Platform Patents.  As between the Parties, INBRX shall have the sole right, at its sole discretion and ***, to Prosecute the INBRX Platform Patents; provided that INBRX shall keep FivePrime informed of all material developments in such Prosecution pertaining to Compounds and Licensed Products. INBRX will take into consideration FivePrime’s reasonable comments related to the Prosecution of INBRX Platform Patents to the extent such comments relate to Compounds or Licensed Products and are timely provided and it is practicable to do so.  INBRX shall Prosecute the INBRX Platform Patents in good-faith and use reasonable efforts to ensure that Prosecution of the INBRX Platform Patents does not negatively impact, in an unreasonable manner, the Prosecution, scope or validity of INBRX GITR Patents or any claims to Compounds, Licensed Products and/or Licensed Diagnostics (or methods of making or using Compounds, Licensed Products and/or Licensed Diagnostics) (“GITR-Specific Claims”).  INBRX shall, and shall cause its Affiliates to, in the course of Prosecution of INBRX Platform Patents, use reasonable efforts to separate from each INBRX Platform Patent and separately claim, in one or more separate Patent applications, subject matter limited to only GITR-Specific Claims (e.g., by filing a divisional application of an INBRX Platform Patent containing only GITR-Specific Claims) and ensure the assignment of such separate Patent applications to INBRX.  If INBRX elects to cease Prosecution of any INBRX Platform Patent that contains any GITR-Specific Claim, it shall promptly notify FivePrime in writing of such decision at least *** before the date any action or payment is required in order to prevent the abandonment of rights to such INBRX Platform Patent, in which event FivePrime shall have the right, but not the obligation, at its sole discretion and expense, to Prosecute only the GITR-Specific Claims in such INBRX Platform Patent in accordance with Section 9.2.1.

9.2.3.Joint Collaboration Patents.  FivePrime shall have the first right, but not the obligation, to Prosecute, at its sole cost and expense and through outside counsel jointly selected by the Parties, all Joint Collaboration Patents.  If FivePrime elects to cease Prosecution of any Joint Collaboration Patent, it shall promptly notify INBRX in writing of such decision at

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least *** before the date any action or payment is required in order to prevent the abandonment of rights to such Joint Collaboration Patent, in which event INBRX shall have the right, but not the obligation, at its sole discretion and expense, to Prosecute such Joint Collaboration Patent.

9.3Enforcement and Defense.

9.3.1.Infringement; Notice.  Each Party shall give the other Party written notice of any actual or threatened infringement of any INBRX Patents by an unlicensed Third Party (an “Alleged Infringer”) through the making, having made, using, selling, offering for sale or importing of a Licensed Product (a “Product Infringement”) within *** after such Party has knowledge of such Product Infringement.

9.3.2.Infringement Action by FivePrime.  FivePrime, upon notice to INBRX, shall have the first right to seek to abate any Product Infringement, including initiating and prosecuting any legal action with respect to such Product Infringement, (an “Infringement Action”), at its expense, and to control the defense of any declaratory judgment action relating to a Product Infringement. INBRX shall cooperate with FivePrime (as may be reasonably requested by FivePrime), including, if necessary, by being joined as a party.  FivePrime shall reimburse INBRX for its direct, out-of-pocket costs associated with INBRX’s above cooperation, as requested by FivePrime.  FivePrime shall not enter into any settlement or compromise that would affect the scope, validity, enforcement, exclusivity or duration of any INBRX Patent or INBRX’s rights under this Agreement, or that would impose a financial obligation on INBRX, or impose any admission of guilt or liability on INBRX without INBRX’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

9.3.3.Infringement Action by INBRX.  In the event that FivePrime elects not to initiate, within *** of a notice received or provided pursuant to Section 9.3.1, an Infringement Action or to prosecute such Infringement Action, if INBRX has a good faith belief that there is a Product Infringement, INBRX shall have the right to seek to abate such Product Infringement, including initiating an Infringement Action, and to control the defense of any declaratory judgment action relating to a Product Infringement, at its expense.  At FivePrime’s request, INBRX shall meet with FivePrime in person to discuss the basis on which INBRX has a good faith belief that there is a Product Infringement.  Such meeting shall take place with *** of FivePrime’s request at a place of business of FivePrime or INBRX or another mutually agreeable location.  FivePrime shall cooperate with INBRX (as may be reasonably requested by INBRX), including, if necessary, by being joined as a party.  INBRX shall reimburse FivePrime for its direct, out-of-pocket costs associated with FivePrime’s above cooperation, as requested by INBRX. INBRX shall not enter into any settlement of, or consent to an adverse judgment in, any Infringement Action brought under this Section 9.3.3 that would affect the scope, exclusivity or duration of any INBRX GITR Patent or any GITR-Specific Claim in any INBRX Platform

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Patent or any of FivePrime’s rights under this Agreement without FivePrime’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

9.3.4.Cooperation.  In connection with any Infringement Action under this Section 9.3, FivePrime and INBRX will reasonably cooperate and will provide each other with any information or assistance that either may reasonably request.  Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.  Each Party shall have the right to be represented by counsel of its own choice at its own expense for any action set forth in this Section 9.3.

9.3.5.Recoveries.  Any recovery obtained by either or both FivePrime and INBRX in connection with or as a result of any Infringement Action contemplated by this Section 9.3, whether by settlement or otherwise, shall be shared in order as follows:

(a)Each Party shall recoup all of its costs and expenses incurred in connection with such Infringement Action (on a pro-rata basis); and

(b)The Party initiating such Infringement Action shall retain any remainder; except in the event FivePrime is such Party, such remainder (i) representing compensation for lost sales, a reasonable royalty or lost profits shall be deemed Net Sales and subject to the royalty payments to INBRX under Section 7.3 and (ii) any remaining amount that represents additional damages (for example, enhanced or punitive damages) shall be shared equally by the Parties.

10.Representations, Warranties and Covenants.

10.1Representations and Warranties of Each Party.  Each Party represents and warrants to the other Party that as of the Effective Date that:

10.1.1.It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

10.1.2.This Agreement has been duly executed by it and is legally binding upon it, enforceable against such Party in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

10.1.3.The execution and delivery by such Party of this Agreement does not conflict in any material fashion with the terms of any agreement, instrument or understanding,

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oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law.

10.2INBRX Representation and Warranties.  INBRX represents and warrants to FivePrime that as of the Effective Date:

10.2.1.It has the full right, power and authority to grant the Licenses granted under this Agreement;

10.2.2.Exhibit B sets forth a complete and accurate list of all INBRX Patents as of the Effective Date.  The INBRX Patents existing as of the Effective Date are properly filed patent applications, and INBRX is the sole owner of or exclusively licenses from Inhibrx, LP each such existing INBRX Patent;

10.2.3.It has not previously assigned, transferred, conveyed, exclusively licensed, or otherwise encumbered its right, title and interest in INBRX Know-How or INBRX Patents in any manner that would prevent it from granting the licenses set forth in Section 5.1;

10.2.4.All employees, consultants and advisors of INBRX or Inhibrx, LP, as applicable, are required to and have, prior to the commencement of their employment or services with INBRX or Inhibrx, LP, as applicable, entered into agreements with INBRX or Inhibrx, LP, as applicable, requiring them to assign, to the extent permitted by Law, all inventions conceived of or reduced to practice by such employee, consultant or advisor during the course of such employee, consultant or advisor’s employment or performance of services to INBRX or Inhibrx, LP, as applicable.

10.2.5.Except as disclosed to FivePrime in writing prior to the Effective Date, INBRX is not party to any agreement with a Third Party that as of the Effective Date does or in the future may require INBRX to pay to such Third Party any license payments, milestones, royalties, damages or other payments as a result of INBRX’s or FivePrime’s use of the Licensed IP.

10.2.6.It has the right to grant the License and rights herein to FivePrime and it has not granted any license, right or interest in, to or under the INBRX Patents or INBRX Know-How to any Third Party with respect to any of the Compounds or Licensed Products inconsistent with the License and rights granted to FivePrime herein; and

10.2.7.There are no claims, judgments or settlements against or owed by INBRX and there are no pending or threatened claims or litigation, in each case relating to any Compounds or Licensed Products or to the INBRX Patents or INBRX Know-How in the Territory.

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10.3Covenants.  During the Research Term, INBRX will not knowingly use any material, technology or intellectual property rights in the conduct of the Research Plan that, to its knowledge, is encumbered by any Third Party restriction or any Third Party right or obligation that would conflict or interfere with any of the rights or licenses granted to, or to be granted to, FivePrime hereunder; unless disclosed to FivePrime, and consented to by FivePrime in writing, prior to such use.

10.4Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, LICENSES, TECHNOLOGY, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

11.Term and Termination.

11.1Term and Expiration.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated earlier pursuant to this Section 11, shall expire on a Licensed Product-by-Licensed Product and country-by-country basis upon the expiration of all payment obligations under Section 7, after which the licenses granted by INBRX to FivePrime in Section 4 with respect to such Licensed Product in such country shall become fully paid-up and non-exclusive.

11.2Termination at Will.  FivePrime shall have the right, in its sole discretion, to terminate this Agreement in its entirety without cause at any time during the Term by giving INBRX *** prior written notice.  INBRX shall use reasonable efforts to wind down its respective efforts under the Research Plan and the Additional Support Plan, if applicable, and FivePrime shall remain responsible for all liabilities and obligations incurred or accrued as provided in Section 7 prior to the effective date of such termination.

11.3Termination for Cause.  In addition to any other remedies conferred by this Agreement or by law, either Party may terminate this Agreement in its entirety, at any time during the Term: (a) upon written notice by either Party if the other Party is in breach of its material obligations hereunder and has not cured such breach within *** after such notice for any payment breach, or, as the case may be, *** after such notice for any breach other than a payment breach; provided, however, in the event of a good faith Dispute with respect to the existence of a material breach, the *** or *** cure period, as applicable, shall be tolled until such time as the Dispute is resolved pursuant to Section 13.6.   If such alleged breach is contested in good faith by the breaching Party in writing within the applicable cure period, then the dispute

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resolution procedure pursuant to Section 13.6 may be initiated by either Party to determine whether a material breach has actually occurred.  If such breach is confirmed in accordance with the procedure set forth in Section 13.6 and not cured within *** after the receipt of a decision by the arbitrators confirming such breach, the non-breaching Party shall have the right, on written notice to the breaching Party, to terminate this Agreement it its entirety effective immediately.

11.4Termination for Bankruptcy.  Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any applicable Law, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within *** after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.  All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of 11 U.S.C. §365(n) licenses of rights to “intellectual property” as defined in 11 U.S.C. §101(35A).  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code of the United States.  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

11.5Consequences of Termination.

11.5.1.In the event FivePrime terminates this Agreement under Section 11.2 or INBRX terminates this Agreement under Section 11.3 for FivePrime’s uncured material breach, the following shall apply:

(a)Within *** after the termination effective date, FivePrime shall pay all amounts payable to INBRX hereunder that have accrued but have not been paid as of the effective date of termination with respect to each Licensed Product.

(b)The Licenses shall immediately terminate and FivePrime shall have no further rights to Licensed Products. Without limiting the foregoing, FivePrime shall assign to INBRX all Regulatory Approvals for all Licensed Products and INBRX shall have the right to, in its sole discretion, research, develop and commercialize all Licensed Products, either by itself or with any Third Party, without regard to anything to the contrary in this Agreement.  In addition, INBRX shall have the time-limited exclusive

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option to negotiate with FivePrime, on terms and conditions that are commercially reasonable under the circumstances, for an exclusive license under all intellectual property (including Patents, FivePrime Collaboration Know-How and FivePrime Collaboration Patents) Controlled by FivePrime necessary to develop, manufacture and commercialize all Licensed Products.  INBRX may exercise such option at any time after the date this Agreement terminates and prior to the date that is *** after the date this Agreement terminates, by providing FivePrime with written notice to that effect.  Following receipt of such notice, the Parties will promptly meet to discuss in good faith and negotiate over a period of *** the terms of such a license.  Nothing herein shall be construed as obligating either Party to enter into any such agreement on terms and conditions that are not acceptable to it, and each Party shall have the right to unilaterally discontinue all discussions and negotiations with respect to such a transaction at any time after the end of such *** negotiation period and without obligation or liability to the other Party.

(c)No later than *** after the termination effective date, each Receiving Party shall return to the Disclosing Party (or, at the Disclosing Party’s request, shall destroy) all of the Disclosing Party’s Confidential Information (including all copies thereof) that are in such Party’s possession; provided, however, that the Receiving Party may retain one archival copy of the Disclosing Party’s Confidential Information in its confidential files solely for purposes of identifying its continuing obligations under this Agreement with respect thereto.

(d)No later than *** after the termination effective date, FivePrime shall return to INBRX (or, at INBRX’s request, shall destroy) all of the Materials (including all progeny or derivatives thereof) that are remaining in FivePrime’s possession.  In addition, FivePrime will cooperate in good-faith with INBRX, at INBRX’s request, to affect an order transition of all ongoing development (including any Clinical Trials) and commercialization activities with respect to Licensed Products.

11.5.2.In the event that FivePrime terminates this Agreement under Section 11.3 for INBRX’s uncured material breach, FivePrime’s license according to Section 5.1 shall remain in full force and effect on its own terms, provided that FivePrime fulfills its payment obligations and other obligations under Section 7 net of any money damages for which INBRX was found liable in any Arbitration with respect to such uncured material breach.

11.6Effect of Expiration or Termination Generally; Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement

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prior to expiration or termination, including the obligation to pay royalties for Licensed Product(s) sold prior to such expiration or termination. Termination of this Agreement is without prejudice to any of the other rights and remedies conferred on the non-breaching Party by this Agreement or under law or equity, including with respect to payment of any amounts by the non-breaching Party to the breaching Party after termination by the non-breaching Party pursuant to this Section 11.  The provisions set forth in Sections 1, 3.7.1, 3.7.5, 3.7.6, 7, 8.1, 8.2, 8.3, 8.4, 8.7, 9.1, 9.3.5, 11.5, 11.6, 12, 13.4, 13.5, 13.6, 13.7, 13.8, 13.9, 13.12, 13.13, 13.14, 13.15 and 13.17 shall survive any expiration or termination of this Agreement for the time periods set forth therein and if no time period is specified, then indefinitely.

12.Indemnification.

12.1Indemnification by INBRX.  INBRX shall indemnify, defend and hold FivePrime, its Affiliates and its and their respective agents, employees, officers and directors (each a “FivePrime Indemnitee”) harmless from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses or losses, including reasonable legal expenses and attorneys’ fees (collectively, “FivePrime Losses”) to which any FivePrime Indemnitee may become subject to the extent such FivePrime Losses are proximally caused by: (a) the material breach by INBRX (or its Affiliates or subcontractors) of this Agreement, (b) the gross negligence or willful misconduct of INBRX or its Affiliates, or (c) the failure by INBRX or its Affiliates to abide by any applicable Law; except, in each case, to the extent such FivePrime Losses result from: (i) the material breach of this Agreement by FivePrime; (ii) the gross negligence or willful misconduct of any FivePrime Indemnitee; or (iii) the failure by a FivePrime Indemnitee to abide by any applicable Law or regulation.

12.2Indemnification by FivePrime.  FivePrime shall indemnify, defend, and hold harmless INBRX, its Affiliates and its and their respective agents, employees, officers and directors (each a “INBRX Indemnitee”) from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses, or losses, including reasonable legal expenses and attorneys’ fees (collectively, “INBRX Losses”) to which any INBRX Indemnitee may become subject to the extent such INBRX Losses are directly or indirectly caused by or otherwise arise out of or are in connection with: (a) the  material breach of FivePrime (or its Affiliates, distributors, sublicensees or subcontractors) of this Agreement, (b) the practice by FivePrime, its sublicensees, or its Affiliates of any license or sublicense granted to FivePrime hereunder, through the manufacture, use, sale, offer for sale or importation of a Licensed Product or otherwise, (c) the manufacture, use, handling, storage, importation, exportation, sale, offer for sale, distribution or other disposition by FivePrime, its Affiliates, sublicensees, subcontractors or distributors of Licensed Product(s), (d) the use by a Third Party of any Compound or Licensed Product sold or otherwise provided by or on behalf of FivePrime, its Affiliates, sublicensees, subcontractors or distributors, (e) a material breach by FivePrime or its Affiliates of this

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Agreement, (f) the negligence or willful misconduct by FivePrime, its Affiliates, sublicensees, or subcontractors, or distributors, or (g) the failure by a FivePrime Indemnitee to abide by any applicable Law or regulation; except, in each case, to the extent such INBRX Losses result from: (i) the material breach by INBRX, its Affiliates, sublicensees or subcontractors of this Agreement, (ii) the gross negligence or willful misconduct of any INBRX Indemnitee; or (iii) the failure by any INBRX Indemnitee to abide by any applicable Law or regulation.

12.3Notice of Indemnification Obligation and Defense.  (As used in this Section 12.3, the term “Losses” means, as applicable, any and all INBRX Losses or FivePrime Losses, and “Indemnitees” means, as applicable, any and all INBRX Indemnitees or FivePrime Indemnitees.)  Any Party entitled to indemnification under Section 12.1 or 12.2 shall promptly give notice to the indemnifying Party of any actual or potential Losses of which it becomes aware that may be subject to indemnification hereunder, but the failure or delay to so notify the indemnifying Party shall not relieve the indemnifying Party from any liability under Section 12.1 or 13.2 except to the extent that the indemnifying Party’s ability to defend against such Losses was actually prejudiced as a result of such failure or delay.  The indemnifying Party shall have the right to assume and control the defense of such Losses (at its own expense) with outside counsel of its choice and reasonably satisfactory to the indemnified Party; provided, however, that the indemnified Party shall have the right to retain and be represented by its own counsel (at its own expense) in connection therewith.  The indemnified Party shall, upon request, cooperate with the indemnifying Party and its legal representatives in connection with the investigation and defense of such Losses, including by providing or otherwise making available information in its possession with respect thereto.  Neither Party shall settle or otherwise resolve any claim, suit, action, or demand related to any Losses without the prior written consent of the other Party, if such settlement or other resolution would (a) result in the admission of any liability or fault on behalf of the other Party or its Indemnitees, (b) result in or impose any payment obligations upon the other Party or its Indemnitees, (c) or subject the other Party to an injunction or otherwise limit the other Party’s ability to take any actions or refrain from taking any actions under this Agreement.

12.4LIMITATION OF LIABILITY.  EXCEPT IN RESPECT OF SATISFYING AN OBLIGATION OF INDEMNITY PUSUANT TO SECTION 12.1 OR 12.2, AS APPLICABLE, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS, SALES, REVENUES OR OPPORTUNITIES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OR THE EXERCISE OF ITS RIGHTS HEREUNDER) UNDER ANY THEORY OF LIABILITY, AND REGARDLESS OF ANY NOTICE OR KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

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13.General Provisions.

13.1Force Majeure.  Neither Party shall be held liable to the other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, sabotage, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances (except for strikes, lockouts or labor disturbances involving such affected Party’s respective employees or agents), fire, floods, earthquake, or other acts of God, or acts, omissions or delays in acting by any governmental authority, and which is not caused by the gross negligence or intentional misconduct of such Party (each such event or cause referred to as “Force Majeure”).  The affected Party shall notify the other Party in writing of such Force Majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such Force Majeure circumstances and resume performance of its obligations under this Agreement.  If circumstances constituting Force Majeure exist for more than ***, the Parties shall meet to discuss and agree upon a resolution to the problem, if practicable.  The foregoing notwithstanding, nothing herein shall require a Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, or any investigation or proceeding by any public authority, or any litigation by any Third Party.

13.2Assignment.  Except as provided in this Section 13.2, neither Party may assign or otherwise transfer this Agreement, or any right or obligation hereunder, without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement in whole to: (i) an Affiliate of such Party; or (ii) its successor in interest in connection with a Strategic Transaction; provided, however, that in the case of assignment to an Affiliate, the assigning Party shall, notwithstanding such assignment, remain responsible for the performance such Affiliate under this Agreement.  Any attempted assignment not in accordance with this Section 13.2 shall be null and void and of no legal effect.  The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.  In the event a Party assigns this Agreement to its acquiror, successor or an Affiliate that becomes an Affiliate of such Party as a result of a merger, acquisition or similar transaction, including by operation of law, any Patents, Know-How or other intellectual property licensed to the other Party under this Agreement shall exclude all Know-How and Patents Controlled by such acquiror, successor or Affiliate prior to the closing of such transaction.  For purposes of this Section 13.2, “Strategic Transaction” means, with respect to a Party, the occurrence of any of the following events: (i) the direct or indirect acquisition by any Third Party of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such Party normally entitled to vote in elections of directors; (ii) the sale, transfer, conveyance or other disposition of all or

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substantially all of such Party’s assets to a Third Party, or (iii) the consummation of a merger, acquisition, consolidation or other similar transaction between or involving a Third Party and such Party (or the ultimate parent Entity which, immediately prior to the Strategic Transaction, directly or indirectly controls such Party.)

13.3Severability.  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by a court or other governmental authority of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of one or both of the Parties.  The Parties shall in such an instance cooperate and use good faith efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implements the purposes of this Agreement.

13.4Notices.  All notices that are required or permitted hereunder shall be in writing and sufficient if (i) delivered personally, (ii) sent by internationally recognized express courier or (iii) sent by registered or certified mail or internationally recognized express courier (e.g., Federal Express), postage prepaid, return receipt requested, addressed as follows:

If to INBRX, to:	INBRX 110 LP 11099 North Torrey Pines Road Suite 280 La Jolla, CA 92037 Attention: President & CEO

If to FivePrime, to:	Five Prime Therapeutics, Inc. 2 Corporate Drive South San Francisco, CA 94080 Attention: Chief Business Officer
and	Five Prime Therapeutics, Inc. 2 Corporate Drive South San Francisco, CA 94080 Attention: Legal Department

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith (which notice a Party may provide by email in accordance with this Section 13.4).  Any such notice shall be deemed to have been given: (i)

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when delivered, if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (ii) on the Business Day of scheduled delivery, if sent by internationally recognized express courier; or (iii) on the fifth Business Day following the date of mailing, if sent by mail.  Notwithstanding the foregoing, any notice that a Party is required or permitted to make hereunder that may, pursuant to the explicit terms of this Agreement, be transmitted via email will be deemed sufficiently delivered if transmitted via email to the other Party’s Project Leader with a copy to legal@fiveprime.com and mark@inibrx.com.  Any notice delivered via email pursuant to the preceding sentence shall be deemed to have been given when transmitted on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day).

13.5Applicable Law. This Agreement and all claims relating to or arising out of this Agreement or the breach thereof shall be governed by and construed in accordance with the laws of the state of California without reference to any of its conflict of laws principles.

13.6Dispute Resolution.  The Parties shall negotiate in good faith and use reasonable efforts to amicably settle any dispute, controversy or claim arising from or related to this Agreement or the breach hereof (each, a “Dispute”).  Either Party shall have the right to refer any Dispute to the *** (or their respective designees) who shall attempt in good faith to resolve such Dispute over a period of ***.

13.6.1.If the Parties do not fully settle any Dispute within *** of referring such matter to the executive officers pursuant to Section 13.6.1, then, except for any Excluded Claims, either Party may submit the Dispute for final resolution by binding arbitration (an “Arbitration”) administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules then in effect (the “JAMS Rules”), except as provided in Section 13.6.4 with respect to discovery, and judgment on the Arbitration award may be entered in any court having jurisdiction thereof.  The proceedings and decisions of the arbitrators in any Arbitration under this Section 13.6 shall be confidential except as otherwise expressly permitted in this Agreement or required by applicable Law.

13.6.2.Each Arbitration shall be conducted by a panel of three arbitrators, each with substantial experience in the pharmaceutical or biotechnology business selected pursuant to the JAMS Rules.  Within *** after initiation of an Arbitration, each Party shall select one person to act as an arbitrator and the two Party-selected arbitrators shall select a third arbitrator within *** of their appointment.  If a Party fails to timely select an arbitrator, or if the arbitrators selected by the Parties fail to timely agree upon the third arbitrator, then such arbitrator(s) shall be appointed by JAMS.  The place of arbitration shall be San Francisco, California, and all proceedings and communications shall be in English.

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13.6.3.Each Party shall comply with all applicable Laws related to the preservation of evidence as if such dispute were brought in the United States District Court for the Northern District of California.  Notwithstanding the JAMS Rules, each Party shall be entitled to discovery to the same extent provided by the United States Federal Rules of Civil Procedure in effect at the time of such Arbitration, including the right to mandatory disclosures under Rule 26, and the right to take depositions, issue subpoenas (by application to the appropriate court), and obtain documents and written discovery.  The arbitrators may sanction a Party that fails to comply with its discovery obligations under this Section 13.6.3, including sanctions provided under Federal Rule of Civil Procedure 37.

13.6.4.The Parties shall maintain the confidential nature of the Arbitration or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by applicable Law or judicial decision.

13.6.5.Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators shall have no authority to award punitive, exemplary or any other type of damages excluded under Section 12.4, and the Parties hereby irrevocably waive any right to seek or recover any such damages.   Each Party shall bear an equal share of the arbitrators’ fees and any administrative fees of each Arbitration.  The arbitrators’ decision shall be final, not appealable, and legally binding, and judgment may be entered thereon in a court of competent jurisdiction.

13.6.6.Except to the extent necessary to confirm an award or as may be required by applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an Arbitration without the prior written consent of both Parties.  In no event shall an Arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by applicable California or federal statute of limitations.

13.6.7.All the obligations of the Parties under this Agreement that are not expressly disputed in the Arbitration shall remain in full force during the Arbitration.

13.6.8.As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim between the Parties to the extent it concerns (a) the scope, validity, enforceability, inventorship or infringement of Patents; or (b) compliance by the Parties with any

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Laws governing antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

13.7Entire Agreement; Amendments.  This Agreement, together with the Exhibits hereto, constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements (including the certain Confidentiality Agreement between FivePrime and Inhibrx LLC effective as of July 29, 2014 (the “Pre-Existing NDA”), and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof.  For clarity, all information for which either Party had non-disclosure and non-use obligations pursuant to the Pre-Existing NDA shall be considered Confidential Information under this Agreement and such obligated Party shall be considered the Receiving Party under this Agreement with respect to such Confidential Information.  The Exhibits to this Agreement are incorporated herein by reference and are part of this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.

13.8Headings.  The captions to the several Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections and subsections hereof.

13.9Independent Contractors.  It is expressly agreed that INBRX and FivePrime shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, and neither Party will treat the relationship between the Parties as a partnership, joint venture or other entity for any purposes.  Neither INBRX nor FivePrime shall have the authority to make any statements, representations or commitments of any kind on behalf of, or otherwise bind or obligate the other Party, without the prior written consent of such other Party.

13.10Performance by Affiliates.  Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

13.11Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as are reasonably necessary to carry out the purposes and intent of this Agreement.

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13.12Waiver.  No waiver or release of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the waiving Party.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

13.13Cumulative Remedies.  Unless as specified, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.14Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

13.15Certain Conventions.  Any reference in this Agreement to a Section, subsection, paragraph, clause or Exhibit shall be deemed to be a reference to a Section, subsection, paragraph, clause or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated.  Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular include the plural, and vice versa, (d) references to “day” mean calendar days, (e) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to,” “without limitation,” “inter alia” or words of similar import, and (f) the word “or” shall not be deemed to be used in the exclusive sense and shall instead be used in the inclusive sense to mean “or”, unless the context is clear that only one of the options described may apply.

13.16Counterparts.  The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.17No Third Party Beneficiaries.  The Parties agree that no provision of this Agreement shall be for the benefit of, or shall be enforceable by any Third Party, including any creditor of either Party.

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IN WITNESS WHEREOF, the Parties have executed this Research Collaboration and License Agreement as of the Effective Date.

Five Prime Therapeutics, Inc. By: /s/ Lewis T. Williams Name: Lewis T. Williams Title: President and Chief Executive Officer	INBRX 110 LP By: /s/ Mark Lappe Name: Mark Lappe Title: Chief Executive Officer

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Exhibit A

Research Plan

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A-1

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Exhibit B

INBRX Patents

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B-1

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Exhibit C

Restricted Antigens

The Restricted Antigens are:

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•

C-1

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Exhibit D

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”), effective as of [_______], 201_ (the “Effective Date”), is entered into by and between INBRX 110, LP, a Delaware limited partnership (“Inhibrx”), and Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”). Inhibrx and FivePrime are referred to individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, FivePrime and Inhibrx have entered into a Research Collaboration and License Agreement (the “Collaboration Agreement”), effective as of July [_], 2015;

WHEREAS, in accordance with Section 7.2.3 of the Collaboration Agreement, in connection with FivePrime’s achievement of that certain milestone set forth in Section 7.2.3 of the Collaboration Agreement with respect to [add description of milestone] on [add date of FivePrime’s achievement of the milestone], FivePrime is obligated to pay Inhibrx a milestone payment in the aggregate amount of $[_________] (the “Milestone Payment”);

WHEREAS, pursuant to Section 7.2.2 of the Collaboration Agreement, FivePrime has elected to pay Inhibrx [$_________ of] the Milestone Payment in shares of FivePrime’s common stock, par value $0.001 per share (“Common Stock”), having at least an equivalent value to [$_________ of] the Milestone Payment, based on the weighted-average closing price for the prior *** from the date of FivePrime’s achievement of such milestone, and upon the terms and conditions set forth in this Agreement;

WHEREAS, the capitalized terms used herein and not otherwise defined have the meanings given them in Section 6;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Issuance of Common Stock.

1.1.

Issuance of Common Stock.  At the Closing, FivePrime will issue to Inhibrx in [full satisfaction of the Milestone Payment] [OR] [satisfaction of $________ of the Milestone Payment] [___________] shares of Common Stock (the “Shares”).  In accordance with Section 7.2.2 of the Collaboration Agreement, the purchase price for the Shares is $[_____] per share for an aggregate purchase price of $[__________] (the “Purchase Price”) (as calculated in accordance with Exhibit A hereto).

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1.2.

Closing.  The closing of the transaction contemplated by this Agreement (the “Closing”) will take place on [__________] (the “Closing Date”) at the offices of FivePrime, Two Corporate Drive, South San Francisco, California 94080, or at such other time and place (including by electronic exchange of facsimile signatures) as may be agreed upon by FivePrime and Inhibrx.  On the Closing Date, FivePrime will, in full satisfaction of the Milestone Payment, instruct its transfer agent to record in the name of Inhibrx the Shares in book entry form (and, upon request, will deliver to Inhibrx stock certificates registered in the name of Inhibrx (or a wholly owned subsidiary of Inhibrx) representing the Shares).

2.

Representations and Warranties of FivePrime.  Except as specifically contemplated by this Agreement or as set forth in any of the SEC Documents, FivePrime hereby represents and warrants to Inhibrx that:

2.1.

Organization and Qualification. FivePrime is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents.  FivePrime is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.2.

Authorization; Enforceability.  FivePrime has all requisite corporate power and authority to execute and deliver and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by FivePrime and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Board of Directors of FivePrime (the “Board”) and no further consent, authorization or corporate action of FivePrime, the Board, or FivePrime’s stockholders is required in connection with this Agreement or the transactions contemplated hereby.  This Agreement has been duly executed and delivered by FivePrime and constitutes a legal, valid and binding obligation of FivePrime enforceable against FivePrime in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally.

2.3.

Capitalization.  The authorized capital stock of FivePrime, as of [insert date of latest quarterly report or annual report], consisted of [________] shares of Common Stock, of which [________] shares were issued and outstanding,

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and[________]shares of blank check preferred stock, par value $0.001 per share, of which [________] shares were issued and outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, fully paid, and nonassessable.  As of [________], 20[_], an aggregate of [________] shares of Common Stock were issuable upon exercise of stock options outstanding [and a warrant to purchase an aggregate of [________] shares of Common Stock was outstanding].  Except as disclosed in or contemplated by the SEC Documents, FivePrime does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under FivePrime’s stock option plans and its employee stock purchase plan.  The issuance of the Shares will not obligate FivePrime to issue shares of Common Stock or other securities to any Person (other than Inhibrx) and will not result in a right of any holder of FivePrime securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  FivePrime’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as in effect on the Effective Date, and FivePrime’s Amended and Restated Bylaws (the “Bylaws”), as in effect on the Effective Date, are each filed as exhibits to the SEC Documents.

2.4.

Issuance of Shares.  The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all liens, and will not be subject to preemptive rights, rights of first refusal, purchase option, call option, subscription right or other similar rights of stockholders of FivePrime.  Assuming the accuracy of the representations and warranties of Inhibrx in this Agreement, the Shares will be issued in compliance in all material respects with all applicable U.S. federal and state securities laws.

2.5.	No Conflicts; Government Consents.

2.5.1.

The execution, delivery and performance of this Agreement by FivePrime does not, and the consummation by FivePrime of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of FivePrime’s stockholders, (ii) violate or conflict with, or result in a breach or violation of any provision of or constitute a default under, any agreement, indenture, or instrument to which FivePrime is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, settlement or decree (including United States federal and state securities laws and rules and regulations of any self-regulatory organizations to which FivePrime or its securities are

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subject) applicable to FivePrime, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults and violations as would not reasonably be expected to have a Material Adverse Effect.

2.5.2.

FivePrime is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) any filings required to be made under federal or state securities laws, (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq and (iii) the filings required in accordance with Section 4.4.

2.6.	SEC Documents, Financial Statements.

2.6.1.

FivePrime has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since September 17, 2013, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Effective Date and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, together with the documents filed by FivePrime with the SEC pursuant to the requirements of the Securities Act prior to the Effective Date and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits), together referred to herein as the “SEC Documents”).  As of their respective SEC filing dates, and only with respect to the SEC Documents filed by FivePrime pursuant to the Exchange Act, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the applicable portions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, including those filed pursuant to the Exchange Act and Securities Act, as such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  True and complete copies of the SEC Documents are available for access by Inhibrx via the SEC’s EDGAR system.

2.6.2.	As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting

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requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of FivePrime as of the dates thereof and the consolidated results of its operations, retained earnings (loss), changes in financial position and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).  All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which FivePrime is a party, or the property or assets of FivePrime is subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and binding obligations of FivePrime, enforceable against FivePrime in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally.  FivePrime is not, and has not received written notice that it is, in breach of, or default under any, of the Material Agreements, except in each case for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

2.7.

Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, FivePrime has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are effective in all material respects to ensure that material information relating to FivePrime is made known to its chief executive officer and chief financial officer by others within those entities.  FivePrime’s certifying officers have evaluated the effectiveness of FivePrime’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  FivePrime presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in FivePrime’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) or, to FivePrime’s knowledge, in other factors that could significantly affect FivePrime’s internal control over financial reporting.

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2.8.

Accounting Controls.  Except as disclosed in the SEC Documents, FivePrime maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9.

Absence of Litigation.  Except as disclosed in the SEC Documents, as of the Effective Date, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to FivePrime’s knowledge, threatened against FivePrime that if determined adversely to FivePrime would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of FivePrime to perform its obligations under this Agreement.

2.10.

Placement Agents.  FivePrime has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.11.

No Material Adverse Change. Since [insert date of latest quarterly or annual report], except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of FivePrime or other event or occurrence that would reasonably be expected to have a Material Adverse Effect.  Since [insert date of latest quarterly or annual report], (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by FivePrime on any class of capital stock, (ii) FivePrime has not purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except issued pursuant to existing FivePrime stock option plans, (iii) FivePrime has not issued any equity securities to any officer, director or Affiliate, except issued pursuant to existing FivePrime stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Documents, (iv) FivePrime has not sustained any material loss or interference with FivePrime’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, (v) FivePrime has not incurred any material liabilities except in the ordinary course of business and (vi) FivePrime has not altered materially its method of accounting or the manner in which it keeps its accounting books and records.  Except for the issuance of the Shares contemplated by

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this Agreement, no event, liability or development has occurred or exists with respect to FivePrime or its business, properties, operations or financial condition, that would be required to be disclosed by FivePrime under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

2.12.

The Nasdaq Global Select Market.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act.  FivePrime has taken no action designed to terminate the registration of the Common Stock under the Exchange Act and FivePrime has not received any notification that the SEC is contemplating terminating such registration.  The Common Stock is listed on The Nasdaq Global Select Market, and, to FivePrime’s knowledge, there are no proceedings pending or, to the knowledge of FivePrime, threatened to revoke or suspend such listing or the listing of the Shares.  FivePrime is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

2.14.

Compliance.  FivePrime: (i) is not in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (ii) is not nor has it been in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

2.15.

No General Solicitation.  Neither FivePrime nor, to FivePrime’s knowledge, any Person acting on behalf of FivePrime has offered or sold any of the Shares by means of any form of general solicitation or general advertising.

2.16.	S-3 Eligibility. FivePrime meets the requirements for the use of Form S-3 under the Securities Act.
3.	Inhibrx’ Representations and Warranties. Inhibrx represents and warrants to FivePrime with respect to itself and its purchase hereunder, that:

3.1.	Acknowledgement of Risk

3.1.1.

Inhibrx acknowledges and understands that its investment in the Shares involves a significant degree of risk, including (i) FivePrime remains an early stage business and requires substantial funds in addition to the proceeds from the sale of the Shares; (ii) an investment in FivePrime is speculative, and only investors who can afford the loss of their entire investment should consider investing in FivePrime and the Shares; (iii) in the event of a disposition of the Shares, Inhibrx could

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sustain the loss of its entire investment; and (iv) FivePrime has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.  Inhibrx acknowledges that risk factors related to FivePrime and an investment in FivePrime are more fully set forth in the SEC Documents and that Inhibrx has reviewed such risk factors;

3.1.2.

Inhibrx has, in connection with its decision to purchase Shares, not relied upon any representations, warranties or other information (whether oral or written) of or related to FivePrime other than those representations and warranties of FivePrime specifically set forth herein, and Inhibrx has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of Inhibrx’ own counsel and has not relied upon or consulted any counsel to FivePrime.

3.2.

Governmental Review.  Inhibrx understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.3.

Authorization; Enforcement. Inhibrx has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  Inhibrx has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Inhibrx enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity.

3.4.

No Short Sales.  Between the time FivePrime notified Inhibrx that the Milestone Payment would be in shares of Common Stock and the Effective Date, Inhibrx has not engaged in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, nor has Inhibrx, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, including and in each case, in any transaction aimed, directly or indirectly, at affecting the price of the Common Stock listed on Nasdaq for purposes of the transactions contemplated by this Agreement.

4.	Covenants.
4.1.

Expenses.  FivePrime and Inhibrx are liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including attorneys’ and consultants’ fees and expenses.

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4.2.

Financial Information.  The financial statements of FivePrime to be included in any documents filed with the SEC will be prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and will fairly present in all material respects the consolidated financial position of FivePrime as of the dates thereof and the consolidated results of its operations, retained earnings (loss), changes in financial position and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.3.

Securities Laws Disclosure; Publicity.  On or before the fourth Business Day following the Effective Date, FivePrime shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement.

4.4.	S-3 Eligibility. FivePrime shall use its reasonable best efforts to satisfy the requirements for the use of Form S-3 under the Securities Act.
4.5.

Reports under the Exchange Act.  With a view to making available to Inhibrx the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit Inhibrx to sell securities of FivePrime to the public without registration or pursuant to a registration on Form S‑3, FivePrime shall:

4.5.1.	make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the issuance of the Shares;
4.5.2.	use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of FivePrime under the Securities Act and the Exchange Act; and
4.5.3.

furnish to Inhibrx, so long as Inhibrx owns any Shares, forthwith upon request (i) to the extent accurate, a written statement by FivePrime that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3; (ii) a copy of the most recent annual or quarterly report of FivePrime and such other reports and documents so filed by FivePrime; and (iii) such other information as may be reasonably requested in availing Inhibrx of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S‑3.

4.6.	Registration Rights.

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4.6.1.

Required Registration.  FivePrime shall use its best efforts (i) to file with the SEC, no later than *** after the Effective Date, at its expense, a registration statement on Form S-3 pursuant to Rule 415 promulgated under the Securities Act, to affect the registration of the Shares under applicable federal securities laws in order to permit the sale or other disposition of the Shares on a continuous basis and (ii) cause such registration statement to become effective no later than *** after the date of such filing, provided that such registration statement is not reviewed by the SEC, or *** after such filing if such registration statement is reviewed by the SEC.  As a condition to the inclusion of the Shares on any registration statement, Inhibrx shall furnish to FivePrime such information regarding Inhibrx and the distribution proposed by Inhibrx as FivePrime may reasonably request in writing, including completing a registration statement questionnaire in the form provided by FivePrime.

4.6.2.

“Piggy Back” Registration.  If, within *** after the Effective Date, FivePrime shall determine to register under the Securities Act, any of its Common Stock, other than on Form S 8 or its then equivalent or in connection with any transaction conducted pursuant to Rule 145 promulgated under the  Securities Act, it shall send to Inhibrx written notice of such determination and, if within *** after receipt of such notice, Inhibrx shall so request in writing, FivePrime shall use its best efforts to include in such registration statement all of the Shares, provided, however, that if, in connection with any offering involving an underwriting of Common Stock to be issued by FivePrime, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata among holders of such Common Stock having an incidental (“piggy back”) right to include such Common Stock in the registration statement according to the amount of such Common Stock which each holder had requested to be included pursuant to such right, then FivePrime shall be obligated to include in such registration statement only such limited portion of the Shares with respect to which Inhibrx has requested inclusion hereunder.

4.6.3.

Effectiveness.  FivePrime will use its best efforts to maintain the effectiveness for up to *** of any registration statement pursuant to which any of the Shares are being offered (the “Registration Period”), and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.  FivePrime will also provide Inhibrx with as many copies of the prospectus contained in any such registration statement as it may reasonably request.  Inhibrx agrees that, upon receipt of any notice from FivePrime of the occurrence of any event requiring the preparation of a supplement or

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amendment to a prospectus so that, as thereafter delivered to Inhibrx, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, Inhibrx will forthwith discontinue disposition of the Shares pursuant to the registration statement and prospectus until its receipt of copies of the supplemented or amended prospectus from FivePrime.  Inhibrx shall suspend, upon request of FivePrime, any disposition of Shares pursuant to any registration statement and prospectus to the extent that the Board of Directors of FivePrime determines in good faith that the sale of Shares under any such registration statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act; provided, however, that in the event that such suspension is for more than three (3) business days, the expiration date of the Registration Period shall be extended by an equal number of days.

4.6.4.	Selling Commissions. All selling commissions relating to the sale of securities registered by or on behalf of Inhibrx shall be borne by Inhibrx.
4.6.5.

Covenants.  Inhibrx hereby covenants with FivePrime (i) not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify FivePrime at least three business days prior to the date on which Inhibrx first offers to sell any such Shares.  Inhibrx agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.  At the end of the Registration Period Inhibrx shall discontinue sales of securities pursuant to any registration statement upon receipt of notice from FivePrime of its intention to remove from registration the Shares covered by any such registration statement which remain unsold, and Inhibrx shall notify FivePrime of the number of Shares registered which remain unsold immediately upon receipt of such notice from FivePrime.  For the avoidance of doubt, the foregoing shall not limit the ability of Inhibrx to sell pursuant to Rule 144.

4.6.6.

Indemnification of Inhibrx.  In the event that FivePrime registers any of the Shares under the Securities Act, FivePrime will indemnify and hold harmless Inhibrx from and against any and all losses, claims, damages, expenses or liabilities to which it becomes subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Inhibrx for any legal or other expenses reasonably incurred by it in connection with investigating or defending any actions whether or not resulting in any liability,

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insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by FivePrime) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by FivePrime of any rule or regulation promulgated under the Securities Act applicable to FivePrime and relating to action or inaction required of FivePrime in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to FivePrime in connection therewith by Inhibrx expressly for use therein provided however, that FivePrime will not be liable in any such case where the losses, claims, damages, expenses or liabilities arise out of or are related to the failure of Inhibrx to comply with the covenants and agreements contained in this Agreement respecting sales of Shares, and except that the foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any registration statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of Inhibrx, if a copy of a Final Prospectus furnished by FivePrime to Inhibrx for delivery was not furnished to the Person asserting the losses, claims, damages, expenses or liabilities at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage. FivePrime shall not be liable to indemnify any person for any settlement of any such action effected without FivePrime’s consent, which shall not be unreasonably withheld, delayed or conditioned.

4.6.7.

Indemnification Procedure.  Promptly after receipt by Inhibrx of notice of the commencement of any action in respect of which indemnity may be sought against FivePrime, Inhibrx will notify FivePrime in writing of the commencement thereof, and, subject to the provisions hereinafter stated, FivePrime shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Inhibrx), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against FivePrime.  Inhibrx shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of FivePrime unless the

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employment of such counsel has been specifically authorized by FivePrime.  FivePrime shall not be liable to indemnify any person for any settlement of any such action effected without FivePrime’s consent, which shall not be unreasonably withheld, delayed or conditioned.

4.6.8.

Indemnification of Company.  In the event that FivePrime registers any of the Shares under the Securities Act, Inhibrx will indemnify and hold harmless FivePrime, each of its directors, each of its officers who have signed the registration statement, each underwriter of the shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls FivePrime within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse FivePrime and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary  prospectus or in the prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to FivePrime in connection therewith by Inhibrx expressly for use therein.  Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Inhibrx, FivePrime will notify Inhibrx in writing of the commencement thereof, and Inhibrx shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to FivePrime) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Inhibrx.  FivePrime and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of Inhibrx unless employment of such counsel has been specifically authorized by Inhibrx.  Inhibrx shall not be liable to indemnify any person for any settlement of any such action effected without Inhibrx’s consent, which shall not be unreasonably withheld, delayed or conditioned.

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5.	Conditions to Closing.
5.1.

Conditions to Obligations of FivePrime.  FivePrime’s obligation to complete the transaction and deliver such Shares to Inhibrx is subject to the waiver by FivePrime or fulfillment as of the Closing Date of the following conditions:

5.1.1.	Representations and Warranties. The representations and warranties made by Inhibrx in Section 3 shall be true and correct in all material respects as of the Closing Date.
5.1.2.

Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Inhibrx on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.1.3.	Nasdaq Qualification. The Shares to be issued shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.
5.1.4.

Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5.1.5.	No Governmental Prohibition. The sale of the Shares by FivePrime shall not be prohibited by any law or governmental order or regulation.
5.1.6.

Consents.  FivePrime shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the transaction, all of which shall be and remain so long as necessary in full force and effect.

5.2.

Conditions to Inhibrx’ Obligations at the Closing.  Inhibrx’ obligation to complete the purchase and sale of the Shares is subject to the waiver by Inhibrx or fulfillment as of the Closing Date of the following conditions:

5.2.1.

Representations and Warranties.  The representations and warranties made by FivePrime in Section 2 shall be true and correct in all material respects as of the date when made and as of the Closing Date (except for those representations and warranties that are qualified as to materiality, in which case such representations and warranties shall be true in correct in all respects).

5.2.2.	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by FivePrime on or prior to the Closing Date shall

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have been performed or complied with in all material respects.
5.2.3.

Transfer Agent Instructions. FivePrime shall have delivered to its transfer agent irrevocable instructions to issue to Inhibrx, or in such nominee name(s) as designated by Inhibrx, the Shares or, if requested by Inhibrx, one or more certificates registered in the name of Inhibrx (or a wholly owned subsidiary of Inhibrx) representing such Shares.

5.2.4.	Nasdaq Qualification. The Shares to be issued shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.
5.2.5.

Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5.2.6.	No Governmental Prohibition. The sale of the Shares by FivePrime shall not be prohibited by any law or governmental order or regulation.
5.2.7.

Consents.  FivePrime shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the transaction, all of which shall be and remain so long as necessary in full force and effect.

5.2.8.

No Suspensions of Trading in Common Stock.  The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (i) in writing by the SEC or Nasdaq or (ii) by falling below the minimum listing maintenance requirements of Nasdaq.

6.	Definitions.
6.1.	“Agreement” has the meaning set forth in the preamble.

6.2.

“Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

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6.3.	“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

6.4.	“Bylaws” has the meaning set forth in Section 2.3.

6.5.	“Closing” has the meaning set forth in Section 1.2.

6.6.	“Closing Date” has the meaning set forth in Section 1.2.

6.7.	“Collaboration Agreement” has the meaning set forth in the Recitals.

6.8.	“Common Stock” has the meaning set forth in the Recitals.

6.9.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.10.

“Financial Statements” means the balance sheets, the statements of income, changes in shareholders’ equity and cash flows of FivePrime included in or incorporated by reference into the SEC Documents (including the related notes and schedules).

6.11.	“FivePrime” has the meaning set forth in the Preamble.

6.12.	“Inhibrx” has the meaning set forth in the Preamble.

6.13.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, assets or condition (financial or otherwise) of FivePrime, or (b) the ability of FivePrime to perform in any material respect on a timely basis its obligations pursuant to the transactions contemplated by this Agreement.

6.14.	“Material Agreements” has the meaning set forth in Section 2.6.

6.15.	“Milestone Payment” has the meaning set forth in the Recitals.

6.16.	“Nasdaq” means The Nasdaq Stock Market LLC.

6.17.

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

6.18.	“Purchase Price” has the meaning set forth in Section 1.1.

6.19.	“SEC” means the United States Securities and Exchange Commission.

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6.20.	“SEC Documents” has the meaning set forth in Section 2.6.

6.21.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

6.22.	“Shares” has the meaning set forth in Section 1.1.

6.23.

“Trading Day” means any day on which the Common Stock is traded on Nasdaq, or, if Nasdaq is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

7.	Governing Law; Miscellaneous.
7.1.

Applicable Law.  This Agreement and all claims relating to or arising out of this Agreement or the breach thereof shall be governed by and construed in accordance with the laws of the state of California without reference to any of its conflict of laws principles.

7.2.

Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect of the subject matter hereof.  This Agreement may be amended, or any terms hereof modified, only by a written instrument duly executed by authorized representatives of both parties hereto.  Any amendment by a party effected in accordance with this Section 7.2 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party.

7.3.

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

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If to FivePrime: With a copy to:	Five Prime Therapeutics, Inc. Two Corporate Drive South San Francisco, CA 94080 Attention: General Counsel legal@fiveprime.com
If to Inhibrx:	INBRX 110 LP 11099 North Torrey Pines Road Suite 280 La Jolla, CA 92037 Attention: President & CEO

Each party will provide ten days’ advance written notice to the other parties of any change in its address.

7.4.

Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. FivePrime will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Inhibrx; provided, however, that no such consent shall be required in connection with any acquisition of FivePrime or a majority of the outstanding shares of Common Stock or a sale of all or substantially all of the assets of FivePrime, in each case in a single or series of related transactions, or in the case of any other assignment by operation of law.  Inhibrx shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of FivePrime.  Any attempted assignment not in accordance with this Section 7.4 shall be null and void and of no legal effect.  The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

7.5.	Third Party Beneficiaries. The parties agree that no provision of this Agreement be for the benefit of, or shall be enforceable by, any third party, including any creditor of either Party.

7.6.

Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by FivePrime and Inhibrx herein shall survive for a period of one (1) year following the Effective Date.

7.7.

Headings.  The captions to the several Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections and subsections hereof.

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7.8.

Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as are reasonably necessary to carry out the purposes and intent of this Agreement.

7.9.

Severability.  If any court of competent jurisdiction shall hold any one or more of the provisions of this Agreement invalid or unenforceable, which holding neither Party appeals or may not be appealed, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

7.10.

Waiver.  No waiver or release of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the waiving Party.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

7.11.

Cumulative Remedies.  Unless as specified, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

7.12.

Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

7.13.

Certain Conventions.  Any reference in this Agreement to a Section, subsection, paragraph or clause shall be deemed to be a reference to a Section, subsection, paragraph or clause, of or to, as the case may be, this Agreement, unless otherwise indicated.  Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) references to “day” mean calendar days, (e) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to,” “without limitation,” “inter alia” or words of similar import, and (f) the word “or” shall not be deemed to be used in the exclusive sense and shall instead be used in the inclusive sense to mean “or”, unless the context is clear that

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only one of the options described may apply.

7.14.	Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

INBRX 110, LP By: Name: Title:	Five Prime Therapeutics, Inc. By: Name: Lewis T. Williams Title: President and Chief Executive Officer

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Exhibit A

Purchase Price Calculation1

[1]	NTD: The purchase price is based on the weighted-average closing price for the prior *** from the date of FivePrime’s achievement of the applicable milestone.

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Exhibit E

Press Release

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Five Prime Therapeutics Establishes Strategic Research Collaboration and License Agreement with Inhibrx for Novel GITR Antibodies

•	Inhibrx’s technology may offer best-in-class approach for agonist antibodies
•	New program further expands Five Prime’s immuno-oncology pipeline and potential for combination therapies

SOUTH SAN FRANCISCO, Calif., and LA JOLLA, Calif., July XX, 2015 (GLOBE NEWSWIRE) -- Five Prime Therapeutics, Inc. (Nasdaq: FPRX) (Five Prime), a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics for cancer and inflammatory diseases, today announced a strategic research collaboration and license agreement with Inhibrx for Inhibrx’s novel glucocorticoid-induced tumor necrosis factor receptor (GITR) antibody program, which is currently at lead selection stage.

Leveraging its comprehensive protein library and proprietary in vivo screening technologies, Five Prime identified GITR as one of the most potent inhibitors of tumor growth. GITR is an immune checkpoint protein that is selectively expressed on effector T cells and T regulatory cells (Tregs), and is believed to activate an immune response against tumor cells. In preclinical studies, agonist antibodies have demonstrated the ability to induce tumor regressions, particularly when administered in combination with other immuno-oncology therapies.

Inhibrx’s technology offers a novel, potentially best-in-class approach for engineering a GITR antibody with the desired properties aimed at maximizing safety, efficacy and combinability with other therapies. Inhibrx’s multivalent antibody scaffolds are designed to multimerize and activate GITR independent of Fc binding.  This is in contrast to conventional GITR antibodies, where efficacy is dependent upon binding and the presence of Fc-receptor bearing cells and may vary due to Fc receptor polymorphisms and be dampened by competing serum IgG.

Under the terms of the agreement, Five Prime will pay Inhibrx a $10 million license fee in return for exclusive, worldwide therapeutic and diagnostic rights to antibodies provided by Inhibrx that bind to GITR, as well as an option to license multi-specific antibodies that bind to GITR and other targets. Inhibrx is eligible to receive up to $342.5 million in development, regulatory and commercial milestone payments per therapeutic product, or up to $442.5 million in development, regulatory and commercial milestone payments if the U.S. Food and Drug Administration grants a Breakthrough Therapy Designation to such therapeutic product. Milestone payments for development,

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regulatory and first commercial sale events may be paid in cash or in Five Prime common stock at Five Prime’s discretion. Inhibrx is also eligible for low double-digit tiered royalties on future product sales.

“Five Prime is actively pursuing a comprehensive approach to immuno-oncology by identifying pipeline candidates with the potential to work independently or in combination to target macrophages, immune check points, T cell agonist pathways and Treg cells. Comparing across many potential targets, our platform pointed to GITR as an ideal agonist to expand our portfolio,” said Lewis "Rusty" T. Williams, M.D., Ph.D., chief executive officer & president of Five Prime. “Inhibrx’s antibody technology is uniquely suited to activate GITR and enhance the immune response against the tumor. We believe this program has the potential to create a differentiated, next-generation GITR agonist that may have broad therapeutic application as a monotherapy or in combination with approved checkpoint inhibitors or other therapies, including products in our pipeline.”

“We believe Five Prime’s insights into GITR biology and their scientific and clinical translation capabilities make them the optimal partner for our GITR program,” said Mark Lappe, CEO of Inhibrx.  “They share our commitment to bring therapeutics to patients in need as quickly as possible and we are excited to be collaborating with them.”

Five Prime intends to provide updated cash guidance when it reports its second quarter 2015 financial results.

About Five Prime

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime's comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area with significant therapeutic potential and a growing focus of the company's R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

About Inhibrx

Inhibrx is a biologic immunotherapeutic company focused on the treatment of high unmet medical needs in oncology, infectious disease and inflammatory conditions. Inhibrx’s proprietary platforms enable fit-for-function biotherapeutics that optimally interface with the biology of each target antigen, focus immune activation and mediate enhanced signaling. Inhibrx’s programs are based on comprehensive target discovery and selection expertise coupled with the creative implementation of multiple antibody and biologic development strategies. Inhibrx has numerous immuno-oncology

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therapeutics in development including a highly differentiated CD47 antibody, licensed by Celgene, which entered clinical studies in early 2015.  For more information visit www.inhibrx.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding Five Prime's potential receipt of upfront and milestone payments and royalties. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT:

Five Prime Therapeutics, Inc.

Amy Kendall, Corporate Communications

         415-365-5776

         amy.kendall@fiveprime.com

Inhibrx

Mark Lappe, President & CEO

858-759-1499

mark@inhibrx.com

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